                                  Schedule 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934



Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             FLEMING COMPANIES, INC.
      -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             FLEMING COMPANIES, INC.
-------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
                                                                      ----------
    2) Aggregate number of securities to which transaction applies:
                                                                   -------------

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                 -----------------------------------------------
    4) Proposed maximum aggregate value of transaction:
                                                       -------------------------
    5) Total fee paid:
                      ----------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)      Amount Previously Paid:

            --------------------------------------------
    2)      Form, Schedule or Registration Statement No.:

            --------------------------------------------
    3)      Filing Party:

            --------------------------------------------
    4)      Date Filed:

                                                              Fleming Companies, Inc.
                                                              6301 Waterford Boulevard
                                                              P.O. Box 26647
[FLEMING COMPANIES, INC. LOGO]                                Oklahoma City, OK 73126-0647

--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Fleming Companies, Inc. on Wednesday, May 19, 1999, at 10:00 a.m. at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota. The meeting is being held for the following purposes:

     1.      To elect three directors for terms expiring in 2002.

     2. To consider and act upon a proposal to approve an amendment to the company's restated certificate of incorporation to provide for the annual election of directors.

     3. To consider and act upon a proposal to approve the Fleming Companies, Inc. 1999 Stock Incentive Plan, a copy of which is attached to the accompanying Proxy Statement as Exhibit "A."

     4. To consider and act upon a proposal to approve the Fleming Companies, Inc. Corporate Officer Incentive Plan, a copy of which is attached to the accompanying Proxy Statement as Exhibit "B."

     5. To ratify the appointment of Deloitte & Touche LLP as independent auditors for 1999.

     6. To transact other business as may properly come before the meeting or any adjournment.

     The accompanying proxy statement contains complete details on the proposals and other matters. Shareholders of record as of March 22, 1999, are entitled to notice of, and to vote at, the meeting. The company's annual report, including financial statements for the year ended December 26, 1998, is also enclosed. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of the ten days prior to the meeting at Rider, Bennett, Egan & Arundel, 2000 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402.


     We hope you can be with us for this year's meeting. Your participation in the affairs of the company is important, regardless of the number of shares you hold. To ensure your representation at the meeting, whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible.


                                       By Order of the Board of Directors

                                       DAVID R. ALMOND
                                       Senior Vice President
                                       General Counsel and Secretary


Oklahoma City, April 2, 1999

PROXY STATEMENT



     This proxy statement, which is being mailed to shareholders on or about April 2, 1999, is furnished in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders on May 19, 1999, including any adjournments.



     The annual meeting is called for the purposes stated in the accompanying notice. All holders of the company's $2.50 par value common stock as of March 22, 1999 are entitled to vote. As of that date, 38,396,734 shares were outstanding. On each matter coming before the meeting, a shareholder is entitled to one vote for each share of stock held as of the record date.


     If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted according to the instructions of the shareholder. If no specific instructions are given, the shares will be voted as recommended by the board of directors.

     A shareholder may revoke his or her proxy any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at the meeting. Otherwise, a shareholder must advise the senior vice president -- general counsel and secretary in writing of revocation of his or her proxy.

     The company will bear the cost of solicitation of proxies. Solicitations will be made primarily by mail, but certain officers or associates of the company may solicit proxies by telephone or in person without additional compensation. The company has engaged Morrow & Co., Inc. to assist in the solicitation of proxies for the annual meeting at an anticipated cost of $10,000.


     The company's transfer agent will tabulate all votes received before the date of the annual meeting. The company will appoint two inspectors of election to receive the transfer agent's tabulation, tabulate all other votes and certify the results of all matters voted upon. Neither the corporate law of the State of Oklahoma, the state in which the company is incorporated, nor the company's restated certificate of incorporation or bylaws has any specific provisions regarding the treatment of abstentions and broker non-votes. It is the company's policy to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting. The company's bylaws provide that Proposal No. 1, the election of directors, requires a plurality of the votes cast at the meeting. The company's bylaws also provide that matters such as those presented in Proposal Nos. 2, 3, 4 and 5 shall be decided by the holders of a majority of the stock having voting power present in person or represented by proxy at the meeting. Therefore, an abstention will have no effect on Proposal No. 1 and will have the same effect as a vote against Proposal Nos. 2, 3, 4 and 5. Broker non-votes will have no effect on the outcome of any of the proposals.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The company's restated certificate of incorporation currently provides that the board of directors be divided into three classes with staggered three-year terms. The certificate requires that at each annual meeting, successors to directors whose terms expire at that meeting will be elected for three-year terms. During 1998, two directors, John A. McMillan and Robert E. Stauth, resigned and two new directors, Messrs. Baum and Hansen, were added to fill their vacancies. The current board is comprised of three classes with three directors in each class with terms expiring in 1999, 2000 and 2001. The board of directors has nominated three persons for election as directors to serve for three-year terms expiring in 2002 or until their successors are elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term.

     Approval by the company's shareholders of Item 2 on the agenda for the annual meeting, the proposed amendment to the company's restated certificate of incorporation to provide for annual election of directors, will not affect the term of the class of directors nominated to serve until 2002, who, if elected, will continue in office until the company's annual meeting in 2002. See "Proposal No. 2 -- Approval of the Amendment To The Restated Certificate of Incorporation To Provide For The Annual Election of Directors."


     The board of directors has adopted a retirement policy which requires that each director will retire upon the earlier of 30 days after reaching age 70 or upon his/her 15th anniversary as a director; provided, however, the 15-year limitation does not apply to directors who were holding office when the policy was adopted in February 1997. See Item 12 of the Corporate Governance Policy attached to this proxy statement as Exhibit D. Edward C. Joullian III, a current nominee for election as director, will be 70 years of age on August 12, 1999. At its meeting in January 1999, the board of directors voted to waive the retirement policy as it applies to Mr. Joullian in view of his unique knowledge and experience and his special contributions to the company in acting as interim chairman for four months in 1998 while the search for a new chairman and chief executive officer was conducted. The board decided that to waive the policy in the case of Mr. Joullian would be in the best interest of the company and its shareholders as it would preserve continuity in connection with the position of chairman and it would provide the company access to Mr. Joullian's knowledge, experience and contributions for an additional three-year period. If elected, Mr. Joullian plans to retire at the end of his term in 2002.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

     The persons named on the accompanying proxy card intend to vote in favor of the three nominees listed below. Should any of these nominees become unavailable for election, the proxy will be voted for a substitute nominee. If the nominees are elected, the board will be comprised of nine members, of which seven are nonmanagement directors, one is an officer of the company and one is responsible for the operations of one of the company's significant retail chains.

NOMINEES FOR DIRECTOR TERMS EXPIRING IN 2002


                       Name (age), year first became a director


  [DIR. PHOTO/BAKER]   JACK W. BAKER (61), 1996
                       Chief executive of Baker's Supermarkets, a family owned
                       independent retail chain acquired by the company in 1992.
                       Mr. Baker has been associated with Baker's for his entire
                       business career. He is president, chief executive officer
                       and an owner of PDM, Inc., an Omaha, Nebraska based real
                       estate development firm. He served as chairman of the
                       Greater Omaha Chamber of Commerce in 1993, vice chairman of the Food Marketing Institute from 1993 to 1995 and, with his wife, co-chaired the 1998 United Way of The Midlands/Chad
                       Campaign.
                       Member of the nominating committee and the corporate
                       governance committee.


[DIR. PHOTO/JOULLIAN]  EDWARD C. JOULLIAN III (69), 1984
                       Chairman of Mustang Fuel Corp. (energy development and
                       services) since 1964. He also served as chief executive
                       officer of that company until his retirement in 1998. Mr.
                       Joullian also served the company as interim chairman of the board of directors from July 18, 1998 until November 30,
                       1998. See "The Board of Directors -- Compensation of
                       Directors". He is a director of The LTV Corp. and American
                       Fidelity Co. and a trustee of the Colonial Williamsburg
                       Foundation.
                       Chairman of the nominating committee and member of the audit and finance committee.


[DIR. PHOTO/PETERSON]  ALICE M. PETERSON (46), 1998
                       Vice president and general manager of Sears Online, a unit of Sears, Roebuck and Co. (a company providing apparel, home and automotive products and services). The Sears Online unit houses Sears' electronic commerce and internet-related
                       businesses and services. Ms. Peterson was vice president and treasurer of Sears, Roebuck and Co. from 1993 to 1998. She joined that company in 1989 as corporate director of
                       finance, became managing director -- corporate finance in
                       1992, and vice president -- treasurer in 1993. Prior to
                       joining Sears, Ms. Peterson served as assistant treasurer of
                       Kraft, Inc. from 1988 to 1989. From 1984 to 1988, Ms.
                       Peterson served in a variety of financial positions for
                       PepsiCo, Inc., where her last position held was director of capital markets. Ms. Peterson serves on the Ravinia Festival
                       Board of Trustees.
                       Member of the compensation and organization committee and
                       the nominating committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

                       Name (age), year first became a director
 [DIR. PHOTO/HALLETT]  CAROL B. HALLETT (61), 1993
                       President and chief executive officer of the Air Transport
                       Association of America, Washington, D.C. (the nation's
                       oldest and largest airline trade organization). Prior to
                       joining the Air Transport Association in April 1995, Mrs.
                       Hallett served as senior government relations advisor with
                       Collier, Shannon, Rill & Scott from February 1993 to March
                       1995. From November 1989 through January 1993, Mrs. Hallett served as the Commissioner of the United States Customs
                       Service. From September 1986 to May 1989, she served as the
                       U.S. Ambassador to The Commonwealth of the Bahamas. From
                       July 1983 to August 1986, Mrs. Hallett served as the
                       national vice chairman and field director of Citizens for
                       America. Mrs. Hallett also served three terms in the
                       California legislature and as minority leader in the State
                       Assembly. Mrs. Hallett is a director of Litton Industries,
                       Inc. and Mutual of Omaha Insurance Company. She is a trustee for the Junior Statesmen of America. Mrs. Hallett also
                       serves on the President's Cabinet of California Polytechnic
                       State University.
                       Chairman of the audit and finance committee and member of
                       the corporate governance committee.
 [DIR. PHOTO/OSBORN]   GUY A. OSBORN (63), 1992
                       Retired as chairman of Universal Foods Corp. in April 1997.
                       He joined that company in 1971, became president in 1984 and chairman in 1990. He serves on the boards of Wisconsin Gas
                       Co., WICOR, Inc., United Way of Milwaukee, Boys and Girls
                       Club of Greater Milwaukee and Alverno College and is a
                       trustee of Northwestern Mutual Life Insurance Company.
                       Chairman of the compensation and organization committee and member of the nominating committee.
[DIR. PHOTO/RISMILLER] DAVID A. RISMILLER (61), 1997
                       Chairman, president, and chief executive officer of America
                       First Financial Institutions Management, L.L.C. (managing
                       general partner of an investment partnership), since 1997.
                       He served as chairman and chief executive officer of
                       FirsTier Financial Inc. from 1989 until the company's merger with FirstBank in 1996. From 1988 to 1989, he served as
                       president of FirsTier Financial Inc. and from 1984 to 1988, he served as chairman and chief executive officer of
                       Commerce Bank of Kansas City, N.A. From 1992 to 1995, Mr.
                       Rismiller served as the Federal Reserve tenth district
                       representative to the Federal Advisory Council and from 1979 to 1997 he served as a member of the Bankers Roundtable. He serves as an executive committee member and director of the
                       Omaha Chamber of Commerce; director and executive committee member of Woodmen Accident & Life Insurance Co.; governor, executive committee member, treasurer and finance committee chairman of Joslyn Art Museum; former governor, treasurer, and finance committee chairman of the Knights of Ak-
                       Sar-Ben; director of Omaha Zoological Society; dean's
                       council member, Ohio State University Fisher College of
                       Business; governor and past president of American Royal
                       Association; trustee of Midwest Research Institute; and
                       member of U.S.A.F. Strategic Command Consultation Committee.
                       Member of the audit and finance committee and the corporate governance committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

                       Name (age), year first became a director

  [DIR. PHOTO/BAUM]    HERBERT M. BAUM (62), 1998
                       President and chief operating officer of Hasbro, Inc. (a toy manufacturing company). Prior to joining Hasbro, Inc. in
                       January 1999, Mr. Baum served as chairman and chief
                       executive officer of Quaker State Corporation from 1993 to
                       1998. From 1978 to 1993, Mr. Baum served in a variety of
                       positions for Campbell Soup Company where his last position held was corporate executive vice president and president
                       Campbell North and South America. Mr. Baum is a director of the American Marketing Association, The Dial Corporation,
                       Hasbro, Inc., Midas, Inc., Meredith Corporation,
                       Pennzoil-Quaker State Company and Whitman Corporation.
                       Member of the audit and finance committee and the
                       compensation and organization committee.
  [DIR. PHOTO/DYKES]   ARCHIE R. DYKES (68), 1981
                       Chairman and chief executive officer of Capital City
                       Holdings, Inc. (a venture capital organization). He is a
                       director of Whitman Corporation, Hussman International
                       Corporation, Midas, Inc. and the Employment Corporation. A
                       former chancellor of the University of Kansas and of the
                       University of Tennessee, Mr. Dykes also serves as a trustee of the Kansas University Endowment Association and of the
                       William Allen White Foundation.
                       Chairman of the corporate governance committee and member of the compensation and organization committee.
 [DIR. PHOTO/HANSEN]   MARK S. HANSEN (44), 1998
                       Chairman and chief executive officer. Mr. Hansen served as president and chief executive officer of SAM'S Club, a
                       division of Wal-Mart Stores, Inc., from 1997 through
                       September 1998. Prior to joining Wal-Mart, Mr. Hansen served in multiple capacities from 1989 to 1997 including as
                       president and chief executive officer of PETsMART, Inc. a
                       retailer of pet food, pet supplies and related products.
                       Prior to 1989, Mr. Hansen served in various management
                       capacities in the supermarket industry. He serves as an
                       executive advisory board member of Swander Pace Capital and is a director of Applebee's Restaurants.

THE BOARD OF DIRECTORS

     Meetings of Directors. During the past year, the board of directors had five regular meetings, five special meetings and three telephone meetings. Each director attended 75% or more of the aggregate of the total number of meetings of the board and of committees of which he or she was a member.

     Compensation of Directors. Under the company's Amended and Restated Directors' Compensation and Stock Equivalent Unit Plan (the "Directors' Plan") for fiscal 1998, each nonmanagement director received (i) an annual retainer of $16,000, plus a fee of $1,000 for each board and committee meeting attended and an additional $250 for each committee meeting chaired, and (ii) an award of 1,500 stock equivalent units. The stock equivalent units represent the right to receive cash equal to the value of shares of common stock when the director ceases to serve. These units are not entitled to any voting rights. Upon payment of the stock equivalent units, the company will also pay cash to the participant in an amount equal to dividends or distributions which he or she would have received if the stock equivalent units had been awarded as shares of common stock rather than stock equivalent units. The cash compensation paid under the Directors' Plan together with the value of the stock equivalent units yielded actual annual compensation for 1998 of approximately $40,000 for each nonmanagement director except for Mr. Baum, who joined the board in July 1998.


     At its meeting in March 1999, the board increased to $500 the fees for each committee meeting chaired and retained the $1,000 fee for each board and committee meeting attended; provided, however, no fees will be paid for telephone board meetings unless they exceed thirty minutes in duration and are meetings for which an agenda has been set. Each nonmanagement director received 750 stock equivalent units under the Directors' Plan for a portion of their annual retainer for 1999. The board also terminated the Directors' Plan effective June 30, 1999 and authorized the Directors' Stock Feature of the Fleming Companies, Inc. 1999 Stock Incentive Plan. If the plan is approved by the shareholders, under the Directors' Stock Feature each nonmanagement director will receive an award of 1,750 shares of company common stock in the form of restricted stock on or about July 1, 1999 for the balance of his/her annual retainer for 1999 and an award of 3,500 shares of company common stock in the form of restricted stock on or about March 15, in lieu of his/her annual retainer for each of the five calendar years thereafter. The shares of restricted stock will be escrowed with the secretary of the company and will be subject to forfeiture if net earnings from operations do not improve. See "Proposal No. 3 -- Approval of the Fleming Companies, Inc. 1999 Stock Incentive Plan and Exhibit A."


     Mr. Joullian served the company as interim chairman of the board of directors beginning with the resignation of Mr. Stauth on July 18, 1998 and ending with the hiring of Mr. Hansen on November 30, 1998. For his services he received 9,023 stock equivalent units with a value at the time of the award of $150,000. The units have the same attributes as those issued under the Directors' Plan.

COMMITTEES OF THE BOARD

     The board of directors has four standing committees. The principal responsibilities of each are as follows.

     Audit and Finance Committee. The committee focuses primarily on ethical and regulatory matters and on the effectiveness of the company's accounting policies and practices, financial reporting and internal controls, and the internal audit function. The committee oversees company policies and programs with respect to ethical standards and regulatory compliance. It frequently reviews company accounting policies and procedures and financial reports. It annually reviews the selection of independent auditors and, after consultation with management, recommends the appointment of independent auditors for board approval and shareholder ratification. It reviews and discusses the scope of the annual audit with management and the independent auditors and may request additional review and audit procedures. The committee reviews the auditors' opinion and the auditors' observations and suggestions regarding accounting and control policies, procedures and organization, and their adequacy. The committee makes recommendations, as appropriate, to management based on the auditors' suggestions. The committee reports its findings to the board at least annually. The committee met four times during 1998.

     Compensation and Organization Committee. The committee oversees the company's compensation and benefit policies and programs. The committee reviews the objectives, structure, cost and administration of major compensation and benefit policies and programs. It annually reviews officers' salaries, stock options, and other management incentives, and administers the company's stock option and management incentive plans. The stated policy of the committee is to motivate the company's executive officers and other associates to enhance the company's financial performance by focusing on specific business objectives. It also makes recommendations regarding the selection of the chief executive officer. The committee met six times during 1998.

     Nominating Committee. The committee develops and recommends to the board guidelines and criteria for selecting persons to serve as directors. It recommends nominees for election at the annual meeting and candidates to fill board vacancies. The committee considers and makes recommendations regarding the composition of the board. Copies of the "Guidelines for Board Composition" and "Guidelines for Board Candidates", which the committee has used during the past seven years, are attached to this proxy statement as Exhibits C-1 and C-2, respectively. The committee met three times during 1998. The committee will consider nominees recommended by shareholders if such nomination is made pursuant to timely notice in writing in strict accordance with the company's bylaws. A shareholder desiring to make a nomination should contact the senior vice president -- general counsel and secretary to obtain a copy of the bylaws. See "Shareholder Proposals."

     Corporate Governance Committee. The committee considers matters relating to corporate governance and establishes standards which are reviewed annually for governing the operation of the company by the board through management. The committee will also annually assess board and board committee effectiveness. The committee met twice in 1998. Attached to this proxy statement as Exhibit D is a copy of the Corporate Governance Statement of Policy adopted by the board of directors which outlines responsibilities and corporate governance standards under which the board of directors manages the company.

SECURITY OWNERSHIP OF MANAGEMENT

     At its meeting in March 1999, the board of directors increased the common stock ownership requirements for directors and instituted a stock ownership policy for corporate officers. Under the policy, directors must own at least 1,000 shares of common stock within one year of election and 12,000 shares within four years of election. Corporate officers must own, over a five-year period, common stock equal in value to a specified multiple of base salary, ranging from one to three times base salary, depending on their position with the company. The board of directors believes this policy will more closely align the interests of the board and the corporate officers with those of the shareholders. See Corporate Governance Policy attached to this proxy statement as Exhibit D.


     The total number of shares of common stock and stock equivalent units beneficially owned as of March 22, 1999 by each of the present directors, nominees, the chief executive officer and each of the other most highly compensated executive officers listed in the Summary Compensation Table who has retained his position with the company as of March 22, 1999, and all of the directors and executive officers as a group, are as follows:



                                                    AMOUNT AND NATURE OF
                                                   BENEFICIAL OWNERSHIP(1)
                                               -------------------------------
                                                COMMON            STOCK
NAME OF BENEFICIAL OWNER                        STOCK      EQUIVALENT UNITS(2)
------------------------                       --------    -------------------
Mark S. Hansen...............................    57,000(3)            --
Jack W. Baker................................   489,366(4)            --
Herbert M. Baum..............................     1,000              750
Archie R. Dykes..............................     5,176(5)         5,314
Carol B. Hallett.............................     3,145            4,456
Edward C. Joullian III.......................    10,355(6)        14,337
Guy A. Osborn................................    10,000            5,314
Alice M. Peterson............................     3,000            2,250
David A. Rismiller...........................     3,000            2,250
William J. Dowd..............................    76,000(7)            --
E. Stephen Davis.............................    63,985(8)            --
                                               --------           ------
All directors and executive officers
  as a group (18)............................   845,687(9)        34,671
                                               ========           ======


---------------


(1) Unless otherwise indicated, all shares are owned directly by the named person and he or she has sole voting and investment power with respect to such shares. The shares represent less than 1% of the total outstanding shares for each person listed, except for Mr. Baker whose ownership constitutes 1.27% of the total outstanding shares. The shares listed for all directors and executive officers as a group constitute 2.20% of the total outstanding shares.

(2) The stock equivalent units listed are owned as indicated by the nonmanagement directors. Except for the 9,023 units awarded to Mr. Joullian for his services as interim chairman, the stock equivalent units were awarded under the Directors' Plan. All stock equivalent units are payable only in cash when the director ceases to be a director of the company. See "The Board of Directors -- Compensation of Directors."

(3) Includes 32,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power. See "Summary Compensation Table -- Long-Term Compensation Awards -- Restricted Stock Awards."

(4) Consists of 414,518 shares owned directly by Mr. Baker, 66,848 shares owned by his wife with whom he shares voting and investment power, 5,600 shares under options presently exercisable and 2,400 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.


(5) Consists of 4,540 shares owned directly by Mr. Dykes for which he has sole voting and investment power, and 636 shares owned jointly by Mr. Dykes and his wife with whom he shares voting and investment power.


(6) Owned by a limited liability company.


(7) Consists of 7,000 shares owned directly by Mr. Dowd, 53,000 shares under options presently exercisable and 16,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which Mr. Dowd has sole voting power.



(8) Consists of 7,235 shares owned directly by Mr. Davis for which he has sole voting and investment power, 39,750 shares under options presently exercisable, 9,000 shares owned jointly by Mr. Davis and his wife with whom he shares voting and investment power and 8,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power. Excludes 100,000 shares awarded under the 1990 Stock Incentive Plan which are held by the trustee of the company's Executive Deferred Compensation Trust (the "Deferred Trust") as to which Mr. Davis has neither voting nor investment power. See "Summary Compensation Table -- Long-Term Compensation Awards -- Restricted Stock Awards."



(9) Includes 485,788 shares for which directors and executive officers have sole voting and investment power, 114,849 shares for which they share voting and investment power with others, 165,050 shares under options presently exercisable, and 80,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which they have sole voting power. Excludes 120,000 shares awarded under the 1990 and 1996 Stock Incentive Plans held by the trustee of the Deferred Trust as to which they have neither voting nor investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each known shareholder of the company who beneficially owns more than 5% of the company's common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned according to information made available to the company as of February 15, 1999.

                                                AMOUNT AND NATURE OF    PERCENT
               NAME AND ADDRESS                 BENEFICIAL OWNERSHIP    OF CLASS
               ----------------                 --------------------    --------

Crabbe Huson Group, Inc.
121 S.W. Morrison
Suite 1400
Portland, Oregon 97204........................    3,068,130(1)            7.98%

Barclays Bank PLC
54 Lombard Street
London, England EC3P 3AH......................    2,376,938(2)            6.19%

Dodge & Cox
One Sansome St., 35th Floor
San Francisco, CA 94104.......................    1,909,216(3)             5.0%

---------------

(1) Based on a Schedule 13G dated February 12, 1999, Crabbe Huson Group, Inc. has shared power to vote 2,789,430 and shared power to dispose of all shares.

(2 )Based on a Schedule 13F dated February 12, 1999, Barclays Bank PLC has the sole power to vote 2,267,488 shares and the sole power to dispose of all shares.

(3 )Based on a Schedule 13G dated February 10, 1999, Dodge & Cox has shared power to vote 9,600 shares, sole power to vote 1,654,616 shares and sole power to dispose of all shares.

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the compensation information for the chief executive officer and the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 26, 1998, December 27, 1997 and December 28, 1996. In addition, information for the past three fiscal years is also provided with respect to the former chairman and chief executive officer.

                                                                                LONG-TERM
                                      ANNUAL COMPENSATION                  COMPENSATION AWARDS
                         ---------------------------------------------   -----------------------
                                                                         RESTRICTED   SECURITIES
                                                          OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
  NAME AND PRINCIPAL                                      COMPENSATION     AWARDS      OPTIONS     COMPENSATION
       POSITION          YEAR   SALARY($)   BONUS($)(1)      ($)(2)         ($)          (#)           ($)
  ------------------     ----   ---------   -----------   ------------   ----------   ----------   ------------
Mark S. Hansen(3)        1998     57,692(3)        --            --        322,000(4)  800,000        306,478(6)
Chairman and Chief       1997         --           --            --             --          --             --
Executive Officer        1996         --           --            --             --          --             --
Robert E. Stauth(7)      1998    344,712           --           288             --          --      1,532,206(7)
Former Chairman and      1997    600,000      684,612           288      1,518,750(5)   30,000      2,364,000(8)
Chief Executive Officer  1996    600,567           --           288             --      60,000             --
William J. Dowd          1998    491,923           --           570             --          --             --
President and Chief      1997    474,218      451,654           570             --      20,000             --
Operating Officer        1996    475,144           --           288             --      44,000             --
E. Stephen Davis         1998    324,643           --           570             --          --             --
Executive Vice           1997    310,153      357,571           570        843,750(5)       --      1,000,333(8)
President
Food Distribution        1996    301,140           --           570             --      30,000             --
Harry L. Winn, Jr.(9)    1998    331,415           --           288             --          --             --
Former Executive Vice    1997    311,769      299,518           288        506,250(5)   15,000        243,671(8)
President and Chief      1996    294,576           --           288             --      30,000             --
Financial Officer
Thomas L. Zaricki(10)    1998    281,233           --           288             --          --             --
Former Senior            1997    267,963      390,099           288        168,750(5)       --        274,260(8)
Vice President           1996    257,345           --           288             --      10,000             --
Retail Operations

---------------


(1) Bonus amounts shown for 1997 were awarded pursuant to the terms of the company's Economic Value Added Incentive Bonus Plan (the "EVA(R) Plan"). Amounts shown in 1997 represent 100% of the bonuses awarded although under the EVA Plan, 67% of the bonus awarded for fiscal 1997 was actually paid to the named executive officer and 33% was credited to his bonus bank. The board of directors terminated the EVA Plan effective February 15, 1999 and thereafter Messrs. Dowd and Davis received payments of the remaining 33% of their 1997 bonuses which had been credited to their bonus banks. Messrs. Stauth, Winn and Zaricki received payments of their bonus bank balances under the EVA Plan in connection with their termination of employment. See "Report of Compensation Committee -- Bonuses."


(2) The company provides term life insurance to all associates. There is no imputed income to the associate with respect to the first $50,000 of coverage except for highly compensated associates. Accordingly, the company is required to impute income to the named individuals with respect to the first $50,000 of coverage and reimburses them for its tax effect. The amounts shown in this column reflect such tax reimbursement amounts.

---------------

EVA(R) is a registered trademark of Stern Stewart & Co.

(3 )Mr. Hansen became chairman and chief executive officer on November 30, 1998 and his salary is reflective of payments for the balance of fiscal 1998. For information regarding the terms of his employment agreement, see "Employment Contract, Termination of Employment and Change in Control
    Arrangements -- Hansen Agreement."

(4 )Mr. Hansen was awarded 32,000 shares of restricted stock under the company's
    1990 Stock Incentive Plan in connection with his employment on November 30, 1998 which are escrowed with the company's corporate secretary. The shares vest in 50% increments on November 30, 1999 and November 30, 2000, respectively. The market price per share of the company's common stock on the date of grant was $10.0625. Mr. Hansen has the right to vote the shares and to receive dividends on the shares, but the shares are subject to forfeiture in the event Mr. Hansen is terminated for cause or he terminates his employment with the company for other than good reason. As of the last day of fiscal 1998, there was held in escrow for Mr. Hansen 32,000 restricted shares with a value of $334,000 (based on the market price per share of $10.4375 on December 24, 1998).

(5 )The remaining restricted stock awards reported in this column were made under the company's 1990 Stock Incentive Plan and its 1996 Stock Incentive Plan. The awards for Messrs. Stauth, Davis, Winn, and Zaricki were made on November 1, 1997 in connection with the termination of the company's Supplemental Retirement Income Plan (the "SRP"). Mr. Dowd did not participate in the SRP. The market price per share of the company's common stock on the date of grant was $16.8750. Mr. Davis' shares vest over three years at the rate of 33 1/3% per year. These shares of restricted stock are held by the trustee of the Deferred Trust, who has voting and investment power with respect to the shares. Mr. Davis has no attributes of ownership with respect to such shares until they are distributed. Vested shares will not be distributed until Mr. Davis terminates employment with the company and all of the following conditions have been satisfied: (i) the completion of at least two years of continuous employment from November 1, 1997, (ii) satisfaction of the "Rule of 70" where his age plus completed years of employment service with the company equals 70 or more, and (iii) the attainment of age 55 with at least ten years of service with the company (collectively, the "Distribution Events"). The shares will also vest and will be distributed upon termination of Mr. Davis' employment due to death or disability or upon a change of control. Unearned restricted stock will be forfeited after three years. Since Messrs. Stauth, Winn and Zaricki have terminated their employment with the company, the vesting and distribution of their respective shares of restricted shares is governed by their respective severance agreements. Pursuant to Mr. Stauth's severance arrangements, the qualifying requirements were waived and vesting and/or distribution were accelerated with respect to 120,000 shares of restricted stock (plus any dividends attributable to such shares). Mr. Stauth forfeited 114,000 shares of restricted stock in connection with his termination of employment. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Stauth Agreement." Dividends on the shares of restricted stock awarded to Messrs. Davis, Winn and Zaricki are accrued but not paid until the shares are distributed. As of the last day of fiscal 1998, there were held in escrow for Mr. Dowd 16,000 restricted shares with a value of $167,000, Mr. Davis 108,000 restricted shares with a value of $1,127,250, Mr. Winn 68,000 restricted shares with a value of $709,750 and Mr. Zaricki 24,000 restricted shares with a value of $250,500 (based on the market price per share of $10.4375 on December 24, 1998). In connection with termination of their employment, the qualifying requirements were waived and vesting and/or distribution was accelerated for 30,000 and 10,000 shares, respectively, of restricted stock (plus any dividends attributable to such shares) for Messrs. Winn and Zaricki. Messrs. Winn and Zaricki forfeited 38,000 and 14,000 shares of restricted stock, respectively, in connection with their termination of employment. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Winn
    Agreement -- Zaricki Agreement."


(6 )Includes $299,105 paid to Mr. Hansen to reimburse him for his tax liability associated with the restricted stock described in footnote 4 and $7,373 attributable to his personal use of the company aircraft.


(7 )Mr. Stauth resigned as chairman and chief executive officer effective July
    18, 1998. In fiscal 1998, he was paid a total of $1,532,206 in connection with his termination which was comprised of $1,250,000 for two years of base salary, $225,922 for the balance of his bonus bank under the EVA Plan, $36,058 for accrued vacation and $20,226 for his tax liability on his company car. Against this payment, the company applied amounts owed by Mr. Stauth in connection with his tax liability associated with certain payments under his severance arrangement such that he received a net payment of $1,137,584 in 1998. For information regarding the terms of his severance arrangement, see "Employment Contract, Termination of Employment and Change in Control Arrangements -- Stauth Agreement."

(8 )In connection with termination of the SRP, effective November 1, 1997, the compensation and organization committee adopted the Executive Past Service Benefit Plan (the "Past Service Plan"). Amounts reported in this column for 1997 represent the value of accounts established for the benefit of Messrs. Stauth, Davis, Winn and Zaricki pursuant to the Past Service Plan. Such amounts were determined by calculating for each the present value of the amount that would have been payable under the SRP, assuming that each had retired as of November 1, 1997 and was fully vested. Payment to Mr. Davis under the Past Service Plan will be made in a method elected by him at the time he was selected for participation in the plan and will commence upon the occurrence of the Distribution Events or termination of employment due to death, disability, or upon or in anticipation of a change of control of the company. Messrs. Stauth, Winn and Zaricki will receive payments under the Past Service Plan pursuant to their severance agreements with the Company. See "Employment Contract, Termination of Employment and Change in Control Arrangements-- Past Service Plan."

(9 )Mr. Winn resigned as executive vice president and chief financial officer effective February 17, 1999. For information regarding the terms of his severance arrangement, see "Employment Contract, Termination of Employment and Change in Control Arrangements -- Winn Agreement."

(10 )Mr. Zaricki resigned as senior vice president -- retail operations effective January 19, 1999. For information regarding the terms of his severance arrangement, see "Employment Contract, Termination of Employment and Change in Control Arrangements -- Zaricki Agreement."

REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE OFFICERS

     The policy of the compensation and organization committee (the "Committee"), implemented through the compensation programs described below, is to motivate executive officers to enhance the company's financial performance by focusing attention on specific business objectives emphasizing company profitability and teamwork among associates and to reward such executive officers based on company and individual performance.

     Compensation for the company's executive officers is generally comprised of base salary, bonus and awards of stock options or restricted stock. Decisions with respect to compensation, except for that of the chief executive officer (the "CEO"), are made by the Committee, composed of nonmanagement directors, upon the recommendation of the CEO. The Committee's decisions are submitted to the full board of directors for its information and review only. Earnings of the company and the market value of its stock are considered subjectively by the members of the Committee in setting the base salaries of executive officers. Compensation for the CEO, who was hired November 30, 1998, was determined pursuant to negotiations which resulted in his employment agreement. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Hansen Agreement." Also, some bonus awards are based in part on earnings performance. The CEO, who is also a director, does not participate in the board's review of the Committee's decisions regarding his compensation. Decisions about awards under certain of the company's stock-based compensation plans are made solely by the Committee in order for awards to comply with Securities and Exchange Commission Rule 16b-3.


     Salary. In determining salary for fiscal 1998, the Committee relied on the company's salary administration program, the objectives of which are to attract, retain and motivate productive executive officers. For each job classification, the program requires a written job description, an evaluation of the job with assigned points based on the nature of the job, its functions and the level of the position, and an assigned salary range based on the total point value. Annual salaries are adjusted based on individual performance. In addition, the Committee reviews the earnings of the company and the market value of the company's common stock for the previous fiscal year-end and, based on these factors, the Committee makes a subjective determination of the nature and extent of salary adjustments. The Committee generally establishes target salaries in the middle of the assigned salary ranges. In order to measure competitiveness, the Committee also considers salary surveys comparing company jobs with similar jobs held by employees of companies included in the company's peer group. See "Company Performance." The company believes its executive salaries are generally higher than executive salaries of companies in its peer group with the exception of SUPERVALU, Inc. Although executive officers received an average 4.2% increase in their base salaries for fiscal 1998, the Committee has frozen base salaries of all executive officers for fiscal 1999.

     Bonuses. Since its adoption in 1995, bonus awards for the company's executive officers have been determined in accordance with the EVA Plan, however, bonuses were paid under the EVA Plan only for fiscal 1997. Pursuant to the EVA Plan, 67% of the bonus amount awarded for fiscal 1997 was paid in February 1998 and the balance was deposited in the participants' bonus banks. Although certain participants qualified for bonuses under the EVA Plan for fiscal 1998, the Committee determined that in view of the company's overall poor performance, no bonus amounts would be paid under the EVA Plan for fiscal 1998. The EVA Plan provides that it may be terminated at any time by the board of directors and that upon termination all bonus bank balances will be paid to participants. The board of directors terminated the EVA Plan effective February 15, 1999 and all participants received payment of the balance of their bonuses awarded for fiscal 1997 which had been previously deposited in their bonus banks. See "Summary Compensation Table -- Footnote 1."

     Item 4 on the agenda for the annual meeting relates to approval of the proposed Fleming Companies, Inc. Corporate Officer Incentive Plan. If approved by the required vote of the shareholders, the Committee plans to determine bonus awards for executive officers for fiscal 1999 under the new plan. See "Proposal No. 4 -- Approval of the Fleming Companies, Inc. Corporate Officer Incentive Plan" for a detailed description of the new bonus plan.


     Restricted Stock and Stock Options. As described in footnotes 4 and 5 to the Summary Compensation Table, pursuant to the 1990 Stock Incentive Plan and the 1996 Stock Incentive Plan, the Committee can award restricted stock to executive officers and other key associates which vests upon the attainment of targeted profit and/or other performance or service related criteria. The Committee believes that restricted stock awards build stock ownership and provide a long-term focus since the stock is restricted from being sold, transferred, or assigned and is forfeitable until vested. At March 22, 1999, there were 72,712 shares and 142,500 shares, respectively, available for awards of restricted stock under the 1990 Stock Incentive Plan and the 1996 Stock Incentive Plan. The CEO received an award of 32,000 shares of restricted stock in 1998 in connection with his employment with the company. See "Summary Compensation Table -- Long-Term Incentive Awards -- Restricted Stock Awards."



     The Committee can also award stock options to executive officers and key associates pursuant to the 1990 Stock Option Plan and the 1996 Stock Incentive Plan. The Committee believes that the granting of stock options helps to retain and motivate key associates. At March 22, 1999, there were 12,300 options available for grants under the 1990 Stock Option Plan and 146,375 options available for grants under the 1996 Stock Incentive Plan. The shares under the 1996 Stock Incentive Plan include the 142,500 shares listed above as available for restricted stock awards as the plan provides that these shares can be awarded as either stock options or restricted stock. The CEO received stock option grants for a total of 800,000 shares in 1998 in connection with his employment with the company. See "Stock Option Information -- Option Grants."


     Item 3 on the agenda for the annual meeting relates to approval of the proposed Fleming Companies, Inc. 1999 Stock Incentive Plan. If approved by the required vote of the shareholders, there will be 300,000 shares available for restricted stock awards under the new plan and 1,885,750 shares available for stock options. Options for 614,250 shares have been granted under the new plan and such grants are subject to shareholder approval. The number of shares available for stock options includes the 300,000 shares available for restricted stock awards as the new plan provides that these shares can be awarded as either stock options or restricted stock. See "Proposal No. 3 -- Approval of the Fleming Companies, Inc. 1999 Stock Incentive Plan" for a detailed description of the new stock incentive plan.

CHIEF EXECUTIVE OFFICER

     Robert E. Stauth served the company as CEO during 1998 until July 18, 1998. His salary for 1998 was determined by the Committee in accordance with the policies set forth above for all executive officers. He did not receive a bonus for 1998 under the EVA Plan, but he did receive a substantial severance payment in connection with his resignation as chief executive officer. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Stauth Agreement."

     Mark S. Hansen became CEO of the company on November 30, 1998. His salary for the balance of 1998 and for 1999 was determined by the Committee as a result of negotiations of an employment agreement with Mr. Hansen. The Committee determined his salary and the number of stock options and shares of restricted stock awarded pursuant to his employment agreement after consideration of the following factors: competitive levels of compensation, his experience in managing operations of a size and complexity similar to the company, his general knowledge of the distribution and retail food industry, his track record in making changes and the Committee's belief that Mr. Hansen has the qualifications necessary to responsibly manage the company. Mr. Hansen did not receive a bonus for 1998. If the new bonus plan is approved by the shareholders at the annual meeting, Mr. Hansen's bonus, if any, for 1999 will be determined pursuant to the new plan. See "Proposal No. 4 -- Approval of the Fleming Companies, Inc. Corporate Officer Incentive Plan." Mr. Hansen's employment agreement provides that, during its five year term, he will consult with the Committee in making its determination of the performance goals and bonus amounts for the new bonus plan. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Hansen Agreement."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Although no executive officer's total compensation for fiscal 1998 exceeded the limitations on deductibility under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended ("the Code"), the Committee has adopted and the board of directors has ratified the following policy regarding
Section 162(m):

     Section 162(m) limits the deductibility of certain compensation paid by the company to certain of its executive officers. It is possible that future circumstances may warrant compensation payments which will not qualify as a tax deductible expense. It shall be the policy of the Committee to compensate executive officers based on performance, and the Committee recognizes that flexibility with respect to the payment of compensation must be insured in order to maintain this policy. Accordingly, although the Committee will to the extent possible attempt to qualify all compensation payments for deductibility under
     Section 162(m), circumstances may arise which require it to authorize compensation which is not deductible under Section 162(m).

                      Guy A. Osborn, Chairman                       Archie R. Dykes
                      Herbert M. Baum                               Alice M. Peterson

COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the company, the S&P 500 composite index and an index of peer companies selected by the company with the investment weighted based on market capitalization at the beginning of each year.

[PERFORMANCE GRAPH]

                                              Fleming
           Measurement Period                Companies,
         (Fiscal Year Covered)                  Inc.            S&P 500          Peer Group
1993                                                   100               100               100
1994                                                    98               101                81
1995                                                    92               139               101
1996                                                    78               171               100
1997                                                    61               229               127
1998                                                    48               294               139

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each year for the company, the peer group and the S&P 500 composite is based on the stock price or composite index at the end of calendar 1993.

     Companies in the peer group are as follows: Fleming Companies, Inc., SUPERVALU, Inc., Nash Finch Company, Super Food Services, Inc., Richfood Holdings, Inc., and Super Rite Corp. Super Rite Corp. was acquired by Richfood Holdings, Inc. in 1995 and Super Food Services, Inc. was acquired by Nash Finch Company in 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, Guy A. Osborn served as chairman, and Herbert M. Baum, Archie R. Dykes and Alice M. Peterson served as members of the Compensation and Organization Committee. No executive officer of the company has any relationship reportable under the Compensation Committee Interlock regulations.

STOCK OPTION INFORMATION

     Option Grants. The following table sets forth information concerning the grant of stock options to Mr. Hansen, who was the only named executive officer to receive any option grants during the fiscal year ended December 26, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                       NUMBER OF    % OF TOTAL
                                      SECURITIES      OPTIONS     EXERCISE
                                      UNDERLYING    GRANTED TO       OR
                                        OPTIONS      EMPLOYEES      BASE                  GRANT DATE
                                        GRANTED         IN         PRICE     EXPIRATION    PRESENT
                NAME                  (#)(1,) (2)   FISCAL YEAR    ($/SH)       DATE      VALUE $(3)
                ----                  -----------   -----------   --------   ----------   ----------
Mark S. Hansen......................    425,750        51.86       9.7188     11-29-08    1,846,458
Mark S. Hansen......................    100,000        12.18      10.0625     11-29-08      424,263
Mark S. Hansen......................    274,250(4)     33.40       9.7188     11-29-08    1,189,410

---------------

(1) The listed options are exercisable in four twenty-five percent (25%) increments on the first through fourth anniversaries of the date of grant.

(2) The vesting of all listed options accelerates in the case of a change of control of the company. In the event Mr. Hansen's employment is terminated within one year following a change of control of the company, he will have three years from such termination date to exercise his stock options. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Other Arrangements."

(3) Based on Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on assumptions as to variables such as risk free interest rate, stock price volatility and future dividend yield as follows: the options are assumed to be exercised at the end of a ten year term; yield volatility of 32%; annual dividend yield of 0.8% and a risk free rate of return of 5.12%.

(4) These options were granted under the 1999 Stock Incentive Plan and are subject to approval of the plan by the shareholders at the annual meeting. See "Proposal No. 3 -- Approval of the Fleming Companies, Inc. 1999 Stock Incentive Plan."

     Option Exercises. The following table sets forth information regarding the value as of the fiscal year ended December 26, 1998 of any unexercised options held by the named executive officers. No stock options were exercised by any of the named executive officers during the fiscal year ended December 26, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                        NUMBER OF
                                                                       SECURITIES         VALUE OF
                                                                       UNDERLYING        UNEXERCISED
                                                                       UNEXERCISED      IN-THE-MONEY
                                                                       OPTIONS AT        OPTIONS AT
                                                                       FY-END (#)       FY-END ($)(1)
                                                                     ---------------    -------------
                              SHARES ACQUIRED                         EXERCISABLE/      EXERCISABLE/
            NAME              ON EXERCISE (#)   VALUE REALIZED ($)    UNEXERCISABLE     UNEXERCISABLE
            ----              ---------------   ------------------   ---------------    -------------
Mark S. Hansen..............          --                  --               0/800,000(2) 0/8,350,000
Robert E. Stauth............          --                  --         120,000/      0        0/0
William J. Dowd.............          --                  --          42,000/ 82,000        0/0
E. Stephen Davis............          --                  --          36,000/ 33,000        0/0
Harry L. Winn, Jr...........          --                  --          30,750/ 44,250        0/0
Thomas L. Zaricki...........          --                  --          11,000/ 14,000        0/0

---------------

(1) The market price of the company's common stock at 1998 fiscal year-end was $10.4375 per share.

(2) 274,250 of these options were granted under the 1999 Stock Incentive Plan and are conditioned on approval of the plan by the shareholders at the annual meeting. See "Proposal No. 3 -- Approval of the Fleming Companies, Inc. 1999 Stock Incentive Plan."

PENSION PLAN

     The following table illustrates estimated annual benefits payable under the company's defined benefit plan ("Pension Plan") to the named executive officers upon retirement, assuming retirement at age 65, including amounts attributable to the company's Executive Deferred Compensation Plan (the "Excess Plan"), which provides benefits that would otherwise be denied participants due to certain limitations on qualified benefit plans in the Code:

                               Pension Plan Table

                                Years of Service

-------------------------------------------------------------------------------------------
    Remuneration          10        15        20        25        30        35        40
-------------------------------------------------------------------------------------------
   $250,000..........  $ 41,675  $ 62,500  $ 83,350  $104,188  $125,000  $137,500  $150,000
    300,000..........    50,010    75,000   100,020   125,025   150,000   165,000   180,000
    350,000..........    58,345    87,500   116,690   145,863   175,000   192,500   210,000
    400,000..........    66,680   100,000   133,360   166,700   200,000   220,000   240,000
    450,000..........    75,015   112,500   150,030   187,538   225,000   247,500   270,000
    500,000..........    83,350   125,000   166,700   208,375   250,000   275,000   300,000
    550,000..........    91,685   137,500   183,370   229,213   275,000   302,500   330,000
    600,000..........   100,020   150,000   200,040   250,050   300,000   330,000   360,000
    650,000..........   108,355   162,500   216,710   270,888   325,000   357,500   390,000
    700,000..........   116,690   175,000   233,380   291,725   350,000   385,000   420,000
    750,000..........   125,025   187,500   250,050   312,563   375,000   412,500   450,000
    800,000..........   133,360   200,000   266,720   333,400   400,000   440,000   480,000
    850,000..........   141,695   212,500   283,390   354,238   425,000   467,500   510,000

     The estimated number of years of credited service for each of the named executive officers is as follows: Mr. Dowd, 4; and Mr. Davis, 38. Mr. Hansen will not be eligible to participate in the Pension Plan until November 30, 1999. Mr. Stauth will begin receiving benefits under this plan upon attaining the age of 55. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Stauth Agreement." Since Messrs. Winn and Zaricki terminated their employment with the company in 1999, they will not be eligible to receive any payments for early retirement under the Pension Plan, but will qualify for benefits when they each reach age 65. They will each have an estimated 5 years of credited service.

     Benefit amounts payable under the Pension Plan are (i) payable on a straight life basis computed as a percentage of final average compensation (consisting of salaries, wages, commissions and bonuses) for the five calendar plan years during the last ten years of the associate's career for which such average is the highest, (ii) subject to offset for Social Security and (iii) limited by the Employee Retirement Income Security Act of 1974, as amended, and by the Code. There is also an additional dollar limitation on benefits which an associate may earn under all of the company's qualified pension plans. Since all named executive officers, except for Mr. Dowd, participate in the Excess Plan as well as the Pension Plan, amounts payable to them are calculated in accordance with the Excess Plan, which provides for computation of benefits based on "Annual Final Compensation," which is defined under the Excess Plan to be average annual total compensation earned by the participant for the three consecutive calendar years of his employment immediately prior to his retirement date. Benefits under the Excess Plan are subject to offset for amounts payable under the Pension Plan. As of December 26, 1998, Annual Final Compensation was $57,692 for Mr. Hansen and $391,473 for Mr. Davis. Mr. Stauth will begin receiving benefits under the Excess Plan upon attaining age 55 in October 1999 in accordance with his termination agreement based on Annual Final Compensation of $699,998. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Stauth Agreement." Since Messrs. Winn and Zaricki terminated their employment with the company in 1999, they will not be eligible to receive any payments for early retirement under the Excess Plan but will qualify for benefits when they each reach age 65 based on Annual Final Compensation of $379,287 and $386,270, respectively. Mr. Dowd does not participate in the Excess Plan; but he is a participant in the Pension Plan. As of December 26, 1998, his covered compensation under the Pension Plan was $155,000.


     Prior to November 1997, the named executive officers, except for Mr. Hansen and Mr. Dowd who is covered by a separate agreement (the "Dowd Agreement"), participated in the SRP. In view of its concerns regarding the continuing expense associated with the SRP, the Committee, effective November 1, 1997, terminated the SRP for all currently employed participants (the "Active SRP Participants") and adopted the Excess Plan. See "Summary Compensation
Table -- Footnotes 5 and 8." Its decision to terminate the SRP, freeze the amounts then attributable to the Active SRP Participants, make the restricted stock grants and adopt the Past Service Plan and the Excess Plan was based primarily on the fact that such actions yielded an overall reduction in financial expense. Its decision was also designed to cause the compensation of the Active SRP Participants to be aligned as nearly as possible with the interests of the company's shareholders. See "Summary Compensation
Table -- Footnote 8." The Excess Plan is a defined benefit supplementary plan which provides retirement income, offset by the executive's Pension Plan benefit, equal to the existing pension formula under the Pension Plan (currently 1.667% times the years of service up to 30 years and 1% times the years of service thereafter) without considering the limitations of Sections 415 and 401(a)(17) of the Code, which limit the amounts of benefits and includable compensation for an executive under the Pension Plan. The Excess Plan covers all of the named executive officers (except Mr. Dowd), the Active SRP Participants and other corporate officers. Future executives may be added as participants under the Excess Plan. Payments under the Excess Plan are made following termination of employment due to retirement (age 55 or later), death, disability or upon or in anticipation of a change of control of the company.

EMPLOYMENT CONTRACT, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS


     Hansen Agreement. Effective November 30, 1998, Mr. Hansen entered into a five year employment agreement with the company to serve as its chairman and chief executive officer (the "Hansen Agreement"). His annual base salary is $750,000 subject to increase but not decrease during the term of the Hansen Agreement. Commencing in fiscal 1999, Mr. Hansen has a target bonus of 75% of his base salary with a maximum annual bonus of 150% of his base salary upon meeting performance goals established by the Committee under the new bonus plan. See "Proposal No. 4 -- Approval of the Fleming Companies, Inc. Corporate Officer Incentive Plan." The Hansen Agreement provides that he will consult with the Committee in making its determination of the performance goals and bonus amounts under the new bonus plan. The company agreed to purchase one of two homes owned by Mr. Hansen at a price equal to the greater of the appraised value or his cost. If Mr. Hansen's employment is terminated by the company without "cause" or he terminates his employment with the company for "good reason" as such terms are defined in the Hansen Agreement, he will receive his base salary and accrued vacation through his date of termination plus his base salary for 24 months following the date of termination. During the 24 month period he, his spouse and dependents will also be entitled to continue to be covered by the company's medical and life insurance programs they were covered by prior to the date of termination. If Mr. Hansen's employment is terminated by the company with cause or Mr. Hansen terminates his employment with the company without good reason, he will receive his base salary and accrued vacation through the date of termination. In the event of termination of his employment due to disability, Mr. Hansen will receive his base salary through the date of termination and disability benefits under the company's disability program. If Mr. Hansen's employment is terminated due to his death, his beneficiary will receive his base salary through the date of his death. In all cases of termination, Mr. Hansen, or his beneficiary in the case of his death, will receive amounts due for reasonable expenses incurred but not paid prior to termination and all other benefits provided to terminated employees under the company's plans and arrangements. If Mr. Hansen's employment is terminated during the term of the Hansen Agreement (except without cause by the company or for good reason by Mr. Hansen) he has agreed for a period of two years following termination: (i) not to compete with the company in the retail sale of food or wholesale distribution of food within any standard metropolitan statistical areas in which the company is operating as of the date of termination, (ii) not to divert any of the company's customers to any entity engaged in the retail sale of food or wholesale distribution of food in the same standard metropolitan statistical areas as the company, and (iii) not to solicit any officer, employee or consultant of the company or its subsidiaries to leave the employ of the company. The above provision does not prohibit him from employment with a national chain engaged in the retail sale of food regardless of location. Under the Hansen Agreement, he also received an award of 32,000 shares of restricted stock (plus $299,105 to reimburse him for his tax liability associated with the award) and a grant of 800,000 stock options. See "Summary Compensation
Table -- Footnote 4" and "Stock Option Information -- Option Grants."

     Stauth Agreement. Mr. Stauth resigned as chairman and chief executive officer effective July 18, 1998 and received severance benefits pursuant to a Settlement and Severance Agreement dated as of August 28, 1998 (the "Stauth Agreement"). Pursuant to the Stauth Agreement, Mr. Stauth received $1,250,000 (the equivalent of two times his then current annual salary), $225,922 (the balance of his bonus bank under the EVA Plan) and $36,058 for three weeks of accrued and unused 1998 vacation. Although the Stauth Agreement provided for a bonus of up to $1,125,000 calculated under the EVA Plan as if his employment had continued through the end of 1998, Mr. Stauth did not qualify otherwise for a bonus under the EVA Plan for 1998. In addition, the Stauth Agreement provides for the acceleration of the vesting of 120,000 stock options (30,000 at a per share exercise price of $19.7500, 30,000 at a per share exercise price of $16.3750 and 30,000 at a per share exercise price of $17.500 and 30,000 at a per share exercise price of $24.9375) and extended the exercise period until July 17, 2000 for all 120,000 stock options. Pursuant to the terms of the Stauth Agreement, the qualifying requirements were waived and vesting and/or distribution were accelerated with respect to a total of 90,000 shares of restricted stock (plus the dividends attributable to such shares). Qualifying requirements were also waived as to vesting and distribution of the award made to Mr. Stauth under the Past Service Plan of $2,364,000 plus interest at the rate of 7.5% per annum from November 1, 1997 until paid. Payment of this amount will start on November 1, 1999 after Mr. Stauth has reached age 55. Payment will be accelerated if there is a change of control of the company prior to that time. The company determined that upon turning age 55, Mr. Stauth will qualify for early retirement income under the Pension Plan and be eligible to receive payments under the Excess Plan and the Pension Plan. Under the Stauth Agreement, the company also purchased for Mr. Stauth a $500,000 paid up whole life insurance policy on the life of Mr. Stauth and agreed to pay the monthly premium for 18 months of coverage under the company's medical plan. Thereafter, the company will pay $5,000 annually for coverage of Mr. Stauth as a retiree under the company's medical plan until he is eligible for medicare or no longer qualifies to participate as a retiree. The Stauth Agreement also provides for reimbursement of certain relocation and home sale expenses as well as reimbursement for certain country club dues. Mr. Stauth also received his car plus a cash payment to cover his tax liability associated therewith. In addition, Mr. Stauth agreed that for a period of one year following July 18, 1998, he would not compete with the company in the food distribution and marketing business in any state or market area in which the company operates or supplies customers. He also released the company from any claims associated with his employment.

     Winn Agreement. Mr. Winn resigned as executive vice president -- chief financial officer effective February 17, 1999 and received benefits pursuant to a severance agreement (the "Winn Agreement"). Pursuant to the Winn Agreement, he is entitled to receive $334,400 (one year's base salary) payable over a one year period, $98,841 (the balance of his bonus bank under the EVA Plan), cash in lieu of any 1999 accrued vacation and a lump sum payment in the amount of twelve times the monthly COBRA premium for his current level of coverage under the company's medical plan. Qualifying requirements were waived as to vesting and distribution of the award made to Mr. Winn under the Past Service Plan of $265,592.

Qualifying requirements were also waived and vesting and/or distribution were accelerated with respect to a total of 30,000 shares of restricted stock (plus the dividends attributable to such shares). Pursuant to the Winn Agreement, Mr. Winn also received his company car and his laptop computer, and he is entitled to be reimbursed for certain relocation costs. Mr. Winn released the company from any claims associated with his employment.

     Zaricki Agreement. Mr. Zaricki resigned as senior vice president -- retail operations effective January 19, 1999 and received benefits pursuant to a severance agreement (the "Zaricki Agreement"). Pursuant to the Zaricki Agreement, he is entitled to receive $283,500 (one year's base salary) payable over a one year period, $128,733 (the balance of his bonus bank under the EVA
Plan), cash in lieu of any 1999 accrued vacation and a lump sum payment in the amount of twelve times the monthly COBRA premium for his current level of coverage under the company's medical plan. Qualifying requirements were waived as to vesting and distribution of the award made to Mr. Zaricki under the Past Service Plan of $274,260. Qualifying requirements were also waived and vesting and/or distribution were accelerated with respect to a total of 10,000 shares of restricted stock (plus the dividends attributable to such shares). Pursuant to the Zaricki Agreement, Mr. Zaricki also received his company car and is entitled to be reimbursed for certain relocation costs. Mr. Zaricki released the company from any claims associated with his employment.

     Change of Control Employment Agreements. In 1995, the company entered into change of control employment agreements with all of the named executives except for Mr. Hansen who entered into his change of control employment agreement on November 30, 1998. These agreements are effective only upon a "change of control" of the company (as defined in the agreements) and for a period of three years thereafter. In Mr. Hansen's case, if a change of control occurs prior to November 30, 2000, the term of his change of control employment agreement will be three years plus the number of days between the date of the change of control and November 30, 2000. Upon a change of control, the executive is to receive an annual base salary equal to the greater of (i) his base salary at the time of the change of control and (ii) the highest average annual base salary paid to the executive during any of the three out of the five fiscal years immediately preceding the change of control which yield the highest annual base salary. In addition, pursuant to an amendment to the change of control employment agreement dated as of March 2, 1999, the executive will receive an annual bonus at least equal to the greater of (i) the middle target level bonus payable, regardless of whether any specified targets have been met, under the company's incentive compensation plan applicable to the executive for the executive's position on the date of the change of control (or if no middle target level has been set as of the date of the change of control, the middle target level set for the fiscal year immediately preceding the change of control or (ii) an amount equal to the maximum aggregate bonus paid (under the company's incentive compensation plans or otherwise) during the five fiscal years immediately preceding the fiscal year in which the change of control occurs. The executive will also be entitled to all of the benefits and to participate in all of the plans in effect immediately preceding the change of control that are available to other key associates.

     Pursuant to the terms of the change of control employment agreements, in the event during the three years following a change of control, or in anticipation of a change of control, the executive is terminated for other than "cause", death or disability or he terminates his employment for "good reason" (as such terms are defined in the agreements), then the executive is to receive a lump sum cash payment comprised of the following amounts: (i) his base salary through the date of termination at the annual rate in effect on the date of termination or, if higher, at the highest annual rate in effect at any time during the 36 month period preceding the change of control date through the date of termination (the "Highest Base Salary"); (ii) the prorated portion of his annual bonus or, if higher, an amount equal to the middle target level bonus payable, regardless of whether specified targets are met, under the company's incentive compensation plan applicable to the executive for his position on the date his employment is terminated (the "Highest Bonus"); (iii) the product obtained by multiplying 2.99 times the sum of the Highest Base Salary and the Highest Bonus; and (iv) any amounts previously deferred by the executive (plus any accrued interest thereon) and any accrued vacation pay. The provisions regarding the Highest Bonus in clauses (ii) and (iii) above are pursuant to an amendment to the change of control employment agreements dated as of March 2, 1999. In addition, for the remainder of the employment period or such longer period as any plan or policy may provide, the executive shall also be entitled to participate in all plans and continue all benefits at least equal to those he would have received had he not been terminated. Any such payments to be received by the executive shall be "grossed up" to cover any excise tax, interest or penalties imposed under the Code. The change of control employment agreements also provide for indemnification from the company to the executive and for officers' and directors' insurance coverage for the executive for a period of five years following the termination date. For a period of 30 days following the first year after a change of control, the executive can terminate his employment for any reason and receive all the benefits of the agreement as if he had terminated for good reason. Under the change of control employment agreements, assuming a change of control on December 26, 1998, and termination of employment of the named executive for other than cause, death or disability or by the executive for good reason, the company would be required to pay the following amounts: Mr. Hansen, $2,242,500; Mr. Dowd, $2,830,495; and Mr. Davis, $2,046,867. The change of control employment agreements for Messrs. Stauth, Winn and Zaricki terminated upon their termination of employment with the company.

     Supplemental Trust. The company has entered into a Supplemental Income Trust (the "Supplemental Trust"). The board of directors has empowered the Committee in its sole discretion to fund the Supplemental Trust as it deems appropriate from time to time in order to satisfy the company's obligations (i) to former associates receiving SRP benefits, (ii) under the Dowd Agreement and the change of control employment agreements, and (iii) under the severance agreements and employment agreements available to certain associates who are not named executive officers. No later than sixty days following a change of control of the company, the terms of the Supplemental Trust require the company to make an irrevocable contribution to the Supplemental Trust in an amount sufficient to pay participants and their beneficiaries amounts due under the SRP and to pay to Mr. Dowd or his beneficiary the benefits he would be entitled to pursuant to the Dowd Agreement as of the date the change of control occurred assuming Mr. Dowd was terminated for other than "cause" death or disability or Mr. Dowd terminated his employment for "good reason" as such terms are defined in the Dowd Agreement. The Supplemental Trust assets relating to company contributions are subject to the claims of general creditors of the company. No associate with any right to or interest in any benefit or future payments under the Supplemental Trust will have any right to or security interest in any specific asset of the Supplemental Trust or any right to assign any benefits or rights which he or she may expect to receive from the Supplemental Trust.


     Past Service Plan. The Past Service Plan was adopted by the Committee effective November 1, 1997 in connection with its termination of the SRP for Active SRP Participants. Pursuant to the terms of the Past Service Plan, the company calculated the present value of the amount which would have been payable to each Active SRP Participant assuming he had retired as of November 1, 1997 and was fully vested. In the event there is a change of control of the company, each participant in the Past Service Plan will be fully vested in his benefit thereunder. Payments will be made under the Past Service Plan to Mr. Davis in a method he elected at the time he was selected for participation in the plan and payment will commence upon the occurrence of the Distribution Events or termination of employment due to death, disability or upon or in anticipation of a change of control of the company. See "Summary Compensation Table -- Footnote 8." Assuming (i) a change of control of the company on December 26, 1998 and termination of employment of Mr. Davis and (ii) he elected a life only payment method, the company would be required to pay him $190,653 annually for life. Pursuant to the terms of the Stauth Agreement, qualifying requirements relating to the vesting and distribution of his benefit under the Past Service Plan were waived. Payment of his benefit of $2,364,000 (plus interest at the rate of 7.5% from November 1, 1997 until paid) will commence on November 1, 1999 when he has reached age 55. Pursuant to the Winn Agreement and the Zaricki Agreement, qualifying requirements relating to the vesting and distribution of their respective benefits under the Past Service Plan were waived, and they will be eligible to receive lump sum payments as of December 26, 1998 of $274,260 and $265,592, respectively, plus interest at the rate of prime minus 1% until paid.


     Excess Plan and Dowd Agreement. The Excess Plan provides for payments to be made to each of the named executive officers, except for Mr. Dowd, upon retirement or in the event his employment is terminated by reason of death or disability or upon or in anticipation of a change of control of the company. Payments are to be made in a method elected by the executive officer. Pursuant to the terms of the Excess Plan, in the event there is a change of control of the company, each participant is fully vested in his benefit earned under the plan, they shall be paid beginning immediately following their termination of employment and no reduction shall be made for any early retirement adjustment factors provided for in the Excess Plan. Assuming (i) a change of control of the company on December 26, 1998 and termination of employment of the following persons and (ii) each of them elected a life only payment method, the company would be required under the Excess Plan to pay the following amounts to the following persons annually for life: Mr. Hansen, $6,646; and Mr. Davis, $96,805. As of December 26, 1998, pursuant to the terms of their respective severance arrangements

Messrs. Stauth, Winn and Zaricki, respectively, were eligible to receive payments under the Excess Plan, of $178,450, $18,751 and $22,457 annually for life.

     Pursuant to the Dowd Agreement, Mr. Dowd is to receive $162,000 per year as a supplemental retirement benefit if he retires on or after July 24, 2007. If he retires prior to July 24, 2007, but on or after July 24, 2000, he is entitled to a reduced supplemental retirement benefit. Mr. Dowd is currently 56 years of age. In addition, the company has agreed to pay him a severance payment equal to one year's salary in the event he is terminated for any reason other than cause. Mr. Dowd would be paid $81,000 annually for life under the Dowd Agreement assuming a change of control on December 26, 1998, and the termination of his employment within three years after the change of control.


     Deferred Trust. Effective November 1, 1997, the company entered into the Deferred Trust. See "Summary Compensation Table -- Footnote 5." The shares of restricted stock awarded to the named executive officers in 1997 are held by the trustee of the Deferred Trust who has sole voting and investment power with respect to such shares until the holder terminates employment with the company and satisfies the vesting and payment conditions of his restricted stock award agreement. The board of directors has empowered the Committee in its sole discretion to fund the Deferred Trust as it deems appropriate from time to time in order to satisfy the company's obligations to associates with respect to the restricted stock awards made November 1, 1997, the Excess Plan and the Past Service Plan. No later than sixty days following a change of control of the company, the terms of the Deferred Trust require the company to make an irrevocable contribution to the Deferred Trust in an amount sufficient to pay the holders of the restricted stock awards and participants in the Excess Plan and the Past Service Plan or their beneficiaries the benefits to which they would have been entitled pursuant to the terms of the restricted stock agreements, the Excess Plan and the Past Service Plan as of the date on which the change of control occurred. The Deferred Trust assets relating to company contributions are subject to the claims of general creditors of the company. No associate with any right to or interest in any benefit or future payments under the Deferred Trust will have any right to or security interest in any specific asset of the Deferred Trust or any right to assign any benefits or rights which he or she may expect to receive from the Deferred Trust.


     Other Arrangements. Pursuant to the provisions of the company's 1990 Stock Option Plan and the 1996 Stock Incentive Plan, in the event of a change of control of the company, all options outstanding under such plans will become automatically fully vested and immediately exercisable with such acceleration to occur without requirement of any further act by the company or any plan participant. All of the named executive officers have stock options granted under the above-described plans.


     Pursuant to the provisions of the restricted stock award made to Mr. Hansen in 1998, all restricted shares will vest in the event of a change of control of the company. See "Summary Compensation Table -- Footnote 4" for information regarding the value of such award as of December 26, 1998.

     Pursuant to the restricted stock awards made in connection with the termination of the SRP Plan, the shares subject to the awards together with any dividends which have accrued on such shares shall be payable only upon termination of employment and occurrence of the Distribution Events. In the event the participant dies, incurs a disability or a change of control of the company occurs, the restricted stock award will become automatically fully vested and nonforfeitable. All shares of restricted stock plus dividends attributable thereto will be distributed to the participant within thirty days following termination of his employment due to death, disability or a change of control of the company. See "Summary Compensation Table -- Footnote 5."



     The company leases eleven Baker's supermarket sites and a storage facility in Omaha, Nebraska from five separate affiliates (the "Baker Affiliates") of Jack W. Baker, a director of the company, and paid the Baker Affiliates in fiscal 1998 approximately $2.4 million for rent and administrative fees under the leases. The company expects to pay a similar amount under the leases in fiscal 1999.



     In December 1998, the company sold certain software to a limited liability company owned 75% by Mr. Baker's son-in-law (the "LLC") for $100,000 and retained an 8% royalty fee covering revenues from sales or licensing of the software by the LLC over the next two years. The company has an ongoing contract with the LLC for software support to certain retail stores owned by the company. The company expects to pay $86,000 to the LLC during fiscal 1999 for this service. Mr. Baker expects to become an investor in the LLC in fiscal 1999, but his equity ownership will be less than ten percent. In his capacity as an associate of the company, Mr. Baker is also a party to a change of control employment agreement with the company with terms similar to such agreements between the company and the named executive officers. See "Employment Contract, Termination of Employment and Change in Control Arrangements -- Change in Control Employment Agreements."

                                 PROPOSAL NO. 2

                                APPROVAL OF THE
                     AMENDMENT TO THE RESTATED CERTIFICATE
                        OF INCORPORATION TO PROVIDE FOR
                        THE ANNUAL ELECTION OF DIRECTORS


     In 1983, the company's shareholders approved an amendment to the company's certificate of incorporation and its bylaws to provide for a classified board of directors; that is, a system under which one-third of the directors would be elected annually, each for a three-year term. At that time, the board of directors recommended such amendment because it believed that the establishment of a classified board would help maintain stability and continuity in the membership of the board and in the management of the affairs of the company. In addition, a classified board has been widely viewed as a means of reducing the possible sudden and surprise change in majority control of the board and thus having the effect of impeding certain types of hostile takeovers.


     At the company's annual meeting in 1998, the shareholders approved a proposal submitted by a shareholder which requested that the board of directors take the necessary steps to declassify the board. This proposal received support of 73% of the shares voted at the meeting. The concern expressed by the shareholder proponent was that a classified board could serve to minimize accountability of directors to shareholders and preclude the full exercise of the rights of shareholders to approve or disapprove annually the performance of the director or directors.

     In October 1998, the company received another proposal regarding declassification of the board of directors from the same shareholder. In light of the action taken by the board of directors described below, the shareholder proposal was withdrawn. The board of directors discussed the issues regarding classification at its meeting in January 1999 and determined that it would be in the best interests of the company and its shareholders at this time if action was taken to declassify the board of directors as set forth below. Accordingly, the board of directors has unanimously approved, and recommends to shareholders that they consider and approve, a proposal to amend the company's restated certificate of incorporation to phase out the current division of the board of directors into three classes, with one class elected each year for a three-year term, and to provide instead for the annual election of directors commencing with the class of directors standing for election in 2000. In order to ensure a smooth transition to the new system, the proposed amendment would not shorten the terms of directors elected prior to its effectiveness, including those elected at the 1999 annual meeting, each of whom would serve for the full term for which he or she is elected. The new procedure would, however, apply to all directors as their current terms expire. Thus, the class of directors, who were elected at the 1997 annual meeting for three-year terms, would stand for election at the 2000 annual meeting for a one-year term. At the annual meeting in 2001, those directors, together with the class of directors, whose terms expire in 2001, would stand for election for a one-year term. Beginning with the annual meeting in 2002, the classification of the board would terminate and all directors would be subject to annual election. After the 1999 annual meeting, directors chosen to fill vacancies in the board of directors resulting from any increase in the number of directors or from death, resignation, disqualification or removal shall hold office for a term expiring at the annual meeting of shareholders at which the term of office for which they have been elected expires; provided that vacancies on the board of directors resulting from any increase in the number of directors shall be allocated among the remaining classes of directors at the time such increase occurs. The vote of the holders of a majority of the company's common stock having voting power present in person or represented by proxy at the annual meeting shall be required to approve Proposal No. 2.

     If the proposed amendment is approved, article eight of the company's restated certificate of incorporation would be deleted and replaced by the following:

                                 "ARTICLE EIGHT

     The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three directors or more than twenty directors, the exact number of directors to be determined from time to time solely by resolution adopted by the board of directors. Until the annual meeting of shareholders in 2002, the directors shall be divided into three classes, as nearly equal in number as possible, consisting initially of three, three and three directors. Each director elected prior to the effective date of this Article Eight shall serve for the full term for which he or she was elected, such that the term of each director elected at the 1997 annual meeting shall end at the annual meeting in 2000, the term of each director elected at the 1998 annual meeting shall end at the annual meeting in 2001, and the term of each director elected at the 1999 annual meeting shall end at the annual meeting in 2002. After the 1999 annual meeting, directors chosen to fill vacancies in the board of directors resulting from any increase in the number of directors or from death, resignation, disqualification or removal shall hold office for a term expiring at the annual meeting of shareholders at which the term of office for which they have been elected expires; provided that vacancies on the board of directors resulting from any increase in the number of directors shall be allocated among the remaining classes of directors at the time such increase occurs. Commencing with the annual meeting in 2002, the foregoing classification of the board of directors shall cease, and all directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Each director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. Any newly created directorship resulting from an increase in the number of directors or any vacancy that may occur before the next annual election of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director."

     The company's bylaws also contain provisions regarding classification of directors. The bylaws may be amended by the affirmative vote of a majority of the directors. At its meeting in January 1999, the board of directors voted unanimously to amend the bylaws to delete all provisions regarding classification of directors. The amended bylaws will become effective in the event Proposal No. 2 is approved by the shareholders at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL NO.
2.

                                 PROPOSAL NO. 3

                    APPROVAL OF THE FLEMING COMPANIES, INC.
                           1999 STOCK INCENTIVE PLAN


     The board of directors has adopted, subject to shareholder approval, the Fleming Companies, Inc. 1999 Stock Incentive Plan (the "Stock Plan"), which will have the effect of authorizing the company through the Committee (i) to grant non-qualified stock options, incentive stock options and restricted stock awards to key associates (the "Stock Incentive Feature"); and (ii) to issue restricted company common stock (the "Directors' Restricted Stock") to the non-management directors (the "Eligible Directors") in lieu of the company's payment of an annual cash retainer (the "Directors' Stock Feature"). The board of directors has reserved a total of 2,700,000 shares of common stock under the Stock Plan comprised of (i) 2,500,000 shares of common stock for grant or award to participants designated by the Committee under the Stock Incentive Feature and
(ii) 200,000 shares of common stock for award to Eligible Directors under the Directors' Stock Feature.


     The primary reason for adopting the Stock Incentive Feature is due to the decreased amount of shares available under the 1990 Stock Incentive Plan, 1990 Stock Option Plan and 1996 Stock Incentive Plan. See "Report of Compensation Committee -- Executive

Officers -- Restricted Stock and Stock Options." The board believes that the Stock Incentive Feature will provide the additional shares needed to make grants of stock options and awards of restricted stock to attract new associates and to retain and provide incentives for current associates. The primary reason for adopting the Directors' Stock Feature is to attract and retain highly qualified persons as directors by substituting common stock of the company for the annual cash retainer and thereby aligning such directors' interests more closely with shareholder interests. The board terminated the Directors' Plan effective June 30, 1999, and substituted the Directors' Stock Feature. See "The Board of Directors -- Compensation of Directors." A description of the Stock Plan appears below. A copy of the Stock Plan is attached to this proxy statement as Exhibit A and the description contained herein is qualified in its entirety by reference to the complete text of the Stock Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Stock Plan.


     In November 1998, the company received a stockholder proposal urging that the board of directors adopt a policy which would require stock option plans covering top executives to be submitted to shareholders for approval. The board of directors of the company believes that shareholders should have the ability to vote on all stock option plans for executives. Accordingly, it has adopted such a policy and added it to item 16 of its Corporate Governance Policy attached to this proxy statement as Exhibit D. In view of its adoption of this policy, the shareholder proposal was withdrawn. The vote of the holders of a majority of the company's common stock having voting power present in person or by represented proxy at the annual meeting shall be required to approve the Stock Plan.

                          THE STOCK INCENTIVE FEATURE

BACKGROUND

     The purpose of the Stock Incentive Feature is to create incentives that are designed to motivate associates of the company to put forth maximum efforts toward the success and growth of the company and to enable the company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the company's success. Toward these objectives, the Stock Incentive Feature provides for the granting of options and restricted stock awards. The Stock Incentive Feature was designed to enable the company to adapt the long-term incentive compensation of its associates to changing business conditions.

ADMINISTRATION

     For the purposes of administration, the Stock Incentive Feature is deemed to consist of two separate stock incentive plans: a "Non-Executive Officer Plan" which is limited to participants who are not subject to Section 16 of the Exchange Act and an "Executive Officer Plan" which is limited to participants who are subject to Section 16 of the Exchange Act. Except for administration and the category of participants eligible to receive Awards, the terms of the Non-Executive Officer Plan and the Executive Officer Plan are identical.

     The Non-Executive Officer Plan will be administered by both (i) a committee, designated the Regular Award Committee, comprised of the company's chief executive officer and the senior executive officer for human resources, and (ii) the Compensation and Organization Committee (the "Compensation Committee"). The Executive Officer Plan will be administered by the Compensation Committee. With respect to all decisions relating to Non-Executive Officer Participants, including the grant of Awards, the term "Committee", as hereafter used, applies to either or both the Regular Award Committee and the Compensation Committee and, with respect to all decisions relating to Executive Officer Participants, including the grant of Awards, the term "Committee", as hereafter used, applies only to the Compensation Committee. Although the Regular Award Committee is authorized to administer the Non-Executive Officer Plan, it can only make Awards within guidelines set by the Compensation Committee.

     The Committee is authorized and has complete discretion to formulate policies, to establish rules and regulations for the administration of the Stock Incentive Feature and to determine the terms of any options granted under the Stock Incentive Feature.

ELIGIBILITY FOR PARTICIPATION

     Any key associate of the company or any of its subsidiaries is eligible to participate in the Stock Incentive Feature. The selection of participants from among key associates is within the discretion of the Committee. Approximately 1,200 associates are eligible to participate. The benefits or amounts to be received by or allocated to the participants in the Stock Incentive Feature will be determined in the sole discretion of the Committee.

TYPES OF AWARDS

     The Stock Incentive Feature provides for the granting of any or all of the following types of awards: (i) stock options, including non-qualified stock options and stock options intended to qualify as "incentive stock options" under
Section 422 of the Code; and (ii) restricted stock. The awards may be granted singly, in combination or in tandem as determined by the Committee.

OTHER COMPONENTS OF THE STOCK INCENTIVE FEATURE

     The Stock Incentive Feature authorizes the Committee to grant awards during the period beginning November 30, 1998 and ending November 29, 2008. Two Million Five Hundred Thousand shares of common stock have been reserved for issuance subject to awards under the Stock Incentive Feature. Shares of common stock subject to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares will again be available for issuance subject to awards under the Stock Incentive Feature.

STOCK OPTIONS


     Under the Stock Incentive Feature, the Committee may grant awards in the form of options to purchase shares of common stock. The Committee will, with regard to each option, determine the terms and conditions of each option, the number of shares subject to the option and the manner and time of the option's exercise. The exercise price of an option may not be less than the fair market value of the common stock on the date of grant. The fair market value of shares of common stock subject to options is determined by reference to the average of the highest and lowest sales price as reported on the New York Stock Exchange. As of March 22, 1999, the average of the high and low sales price of the company's common stock as reported on the exchange was $7.5625. The exercise price of an option may, at the discretion of the Committee, be paid by a participant in cash, shares of common stock or a combination thereof. Any option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Code. Subject to the adjustment provisions of the Stock

Incentive Feature, the aggregate number of shares of common stock made subject to the award of options to any participant in any fiscal year of the company may not exceed 275,000.

RESTRICTED STOCK AWARDS

     The Stock Incentive Feature authorizes the Committee to grant awards in the form of restricted stock. Restricted stock awards will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate including, but not limited to, restrictions on transferability and continued employment; provided, however, all restricted stock awards must have a minimum Restriction Period of at least one year from the date of grant. Subject to the adjustment provisions of the Stock Incentive Feature, in no event shall more than 300,000 shares of common stock be awarded to participants as restricted stock awards.

OTHER TERMS OF AWARDS

     The Stock Incentive Feature provides for the forfeiture of awards under certain circumstances as determined by the Committee and authorizes the Committee to determine what treatment will be afforded to a participant under the Stock Incentive Feature in the event of his death, disability, retirement or termination of employment for an approved reason. The Committee will also determine the method, if any, for accelerating the vesting of stock options or restricted stock awards or providing for the exercise of any unexercised stock options in the event of a participant's death, disability, retirement or termination of employment for an approved reason. In the event a participant's employment with the company is terminated due to his retirement in accordance with the company's retirement policy, the Stock Incentive Feature provides that he will have a period of three years from his retirement date to exercise any nonqualified stock options which are otherwise exercisable on his retirement date.

     Upon granting of any award, the Committee will, by way of an award agreement, establish such other terms, conditions, restrictions and/or limitations governing the granting of such awards as are not inconsistent with the Stock Incentive Feature.

NEW PLAN BENEFITS


     The following table sets forth information regarding grants of non-qualified stock options under the Stock Plan made to the name of executive officers, to all executive officers as a group and to all non-executive officers as a group. The grants listed below were made on March 2, 1999 at an exercise price of $7.5313 per share except for Mr. Hansen's grant which was made on November 30, 1998 at an exercise price of $9.7188 per share. See "Option Grants in Last Fiscal Year -- Individual Grants." All grants will vest in twenty-five percent (25%) incre-ments on the first through fourth anniversaries of the date of grant and are subject to approval of the Stock Plan by the shareholders at the annual meeting.


                                                                 NUMBER OF
                     NAME AND POSITION                         STOCK OPTIONS
                     -----------------                         -------------
Mark. S. Hansen, Chairman and CEO...........................      274,250
William J. Dowd, President and COO..........................       25,000
E. Stephen Davis, EVP -- Food Distribution..................       25,000
Executive Group.............................................      534,250
Non-Executive Director Group................................           --(1)
Non-Executive Officer Employee Group........................       80,000

---------------

(1) Non-Executive Directors are not eligible to participate in the Stock Incentive Feature. See the "The Directors' Stock Feature -- New Plan Benefits" for information regarding awards of Directors' Restricted Stock to the Non-Executive Director Group.

                          THE DIRECTORS' STOCK FEATURE

BACKGROUND

     The purpose of the Directors' Stock Feature is to advance the interest of the company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-management directors and to promote ownership of a greater proprietary interest in the company, thereby aligning such directors' interests more closely with the interests of the shareholders. The company believes that because of the highly competitive market for outside director talent, the best interest of the company and its shareholders will be served by the availability of the Directors' Stock Feature for its non-management directors, which currently total seven in number.

ADMINISTRATION

     The Directors' Stock Feature shall be administered by the Compensation Committee. The Compensation Committee shall have the power to construe the Directors' Stock Feature, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Directors' Stock Feature as it may deem desirable. Any decisions of the Compensation Committee in the administration of the Directors' Stock Feature shall be final and conclusive.

ELIGIBILITY FOR PARTICIPATION

     Each member of the board of directors who is not a regular associate (employee) of the company or any of its subsidiaries shall be eligible to participate in the Directors' Stock Feature. If a director subsequently becomes an associate of the company or any of its subsidiaries, the director shall continue as a participant with respect to shares of Directors' Restricted Stock previously awarded and cease to be eligible with respect to any future awards.

DESCRIPTION OF THE PLAN

     The Stock Plan provides that an Eligible Director shall receive shares of Directors' Restricted Stock each year in lieu of a cash retainer. One Thousand Seven Hundred Fifty shares of Directors' Restricted Stock shall be credited to each Eligible Director's Directors' Restricted Stock Account on or about July 1, 1999 and 3,500 shares of Directors' Restricted Stock shall be credited to each Eligible Directors' Restricted Stock Account on or about the 15th day of March of each calendar year for five years thereafter. Pending Vesting, all certificates of Directors' Restricted Stock shall be held by an Escrow Agent who shall be the Secretary of the Company. In the case of a new Eligible Director, there shall be credited to the Directors' Restricted Stock Account with the Escrow Agent as soon as shall be practicable following his or her appointment or election, a proportionate share of Directors' Restricted Stock based upon the number of days in the calendar year such director shall serve as an Eligible Director. All Directors' Restricted Stock shall be credited to the Directors' Restricted Stock Account on the date of grant. The Directors' Restricted Stock will be distributed to the Eligible Director on Vesting as defined in the Stock Plan. See "Attributes of Directors' Restricted Stock."

     Upon termination of his position as a director of the company, a Participant shall receive all Directors' Restricted Stock held in his or her account in a lump sum. See "Termination and Amendment".

ATTRIBUTES OF DIRECTORS' RESTRICTED STOCK

     Any cash dividends paid by the company shall be credited to a Directors' Restricted Stock Account and disbursed to the Eligible Director by the Escrow Agent.

     Restrictions on Directors' Restricted Stock require that such stock shall not Vest until the date which is five years from the date of the award, and Vesting is conditioned on the company's Net Earnings From Operations for the 13 Periods preceding the date of such determination exceeding the company's Net Earnings From Operations for Fiscal Year 1998 by at least 10%. With the consent of the Committee, the Vesting of shares of Directors' Restricted Stock may be accelerated in whole or in part to the date of an Eligible Director's Termination of Service; if the Company's Net Earnings From Operations for the 13 full Periods preceding his Termination of Service exceed the Company's Net Earnings from Operations for Fiscal Year 1998 by at least 10%.

     Participants shall have rights as shareholders, including voting rights. Shares of Directors' Restricted Stock are not transferrable by an Eligible Director except by will or the laws of descent and distribution.

TERMINATION

     Unless earlier terminated by action of the Board or the Committee, the Directors' Stock Feature will remain in effect until the earlier of (i) such time as no Common Stock remains available for delivery under the Stock Plan and the company has no further rights or obligations under the Stock Plan, or (ii) December 31, 2004. No termination of the Stock Plan shall materially and adversely affect the rights or obligations of any person without his or her consent with respect to any shares of Directors' Restricted Stock theretofore earned and issuable under the Stock Plan.

NEW PLAN BENEFITS


     Since none of the named executive officers, the executive group or the non-executive officer employer group are entitled to participate in the Directors' Stock Feature, they will receive no benefits under this feature of the Stock Plan. All current Eligible Directors are eligible to participate in the Directors' Stock Feature. Assuming the Stock Plan is approved by the shareholders and the three nominees for election as directors are elected at the annual meeting, each of the Eligible Directors (including the three nominees for election as directors at the annual meeting) shall receive on or about July 1, 1999, 1,750 shares of Directors' Restricted Stock for a total award of 12,250 shares of Directors' Restricted Stock to all seven Eligible Directors.


                            MISCELLANEOUS PROVISIONS

AMENDMENT OF THE STOCK PLAN


     The company, through the board, may amend the Stock Plan at any time, but may not, without shareholder approval, adopt any amendment that would increase the maximum number of shares that may be issued under either the Stock Incentive Feature or the Directors' Stock Feature (except for certain antidilution adjustments described below), or materially modify the Stock Plan's eligibility requirements. In addition, the Stock Plan provides for the automatic adjustment of the number and kind of shares available thereunder and the number and kind of shares subject to outstanding awards in the event the common stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the company or another corporation, or if the number of shares of common stock is increased through a stock dividend. The Stock Plan also provides that an adjustment in the number of shares available thereunder and in the number of shares subject to any outstanding awards may be made if the Committee determines that any other change in the number or kind of shares of common stock equitably requires such an adjustment.


CHANGE OF CONTROL EVENT


     Upon the occurrence of a Change of Control Event, the Committee can within its discretion accelerate the Vesting of any unvested portion of any outstanding awards under the Stock Incentive Feature. The stock option agreements relating to the option grants made under the Stock Option Plan provide that any unvested portion of the stock options will become automatically fully vested and immediately exercisable upon the occurrence of a Change of

Control Event. The Stock Plan provides that Directors' Restricted Stock held by the Escrow Agent will Vest automatically upon the occurrence of a Change of Control Event.


FEDERAL TAX TREATMENT

     Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the Stock Plan.

     A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the company will not be entitled to any deduction for federal income tax purposes.

     The participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The company is entitled to a corresponding deduction for the same amounts.

     A participant who has been granted an award in the form of restricted stock will not realize taxable income at the time of the grant, and the company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The company will be entitled to a corresponding deduction.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1999 STOCK INCENTIVE STOCK PLAN.

                                 PROPOSAL NO. 4

                                APPROVAL OF THE
            FLEMING COMPANIES, INC. CORPORATE OFFICER INCENTIVE PLAN

GENERAL

     The board of directors has adopted, subject to shareholder approval, the Fleming Companies, Inc. Corporate Officer Incentive Plan (the "Bonus Plan") which will provide a system for determining incentive compensation to be paid to corporate officers of the company. Bonuses for corporate officers were determined previously under the EVA Plan. The board of directors terminated the EVA Plan effective February 15, 1999. Although shareholder approval is not required to implement the Bonus Plan, the board of directors has requested such approval in order to ensure deductibility under the Code for income tax purposes of amounts paid to executive officers under the plan. See "Report of Compensation Committee -- Deductibility of Executive Compensation." In the event of a negative vote on the Bonus Plan, it will be terminated. A copy of the Bonus Plan is attached to this proxy statement as Exhibit B and the description contained herein is qualified in its entirety by reference to the complete text of the Bonus Plan. Capitalized terms not defined in the summary shall have the meaning ascribed to them in the Bonus Plan. The vote of the holders of a majority of the Company's common stock having voting power present in person or by represented by proxy at the annual meeting shall be required to approve the Bonus Plan.

DESCRIPTION OF THE BONUS PLAN

     The Bonus Plan is designed to provide corporate officers an incentive to motivate and financially reward them by providing the opportunity to earn a bonus if certain Targets are met. Certain primary goals of the Bonus Plan are to
(i) attain substantial improvement in Sales, (ii) improve Earnings, (iii) provide a concrete and understandable linkage between performance, rewards and share value creation for shareholders and (iv) encourage team work.

     For each Year, the Committee will determine the amount of each Participant's Award by selecting a designated percentage of each Participant's Base Salary which will be the amount which may be earned as an Award for such Year if the middle level Targets for the Year are met. For each Year, the Committee will also determine the applicable Targets. Awards will be determined based on performance of the company in relation to Earnings Per Share, Sales and Earnings.

     To be entitled to an Award, the Earnings Per Share Target first must be met or exceeded; and if that has occurred, the Award will be weighted based on Sales and Earnings as such weighting is determined each year by the Committee. For fiscal 1999, the Committee has determined that 60% of the Award will be based on Sales and 40% will be based on Earnings. For each Year the Committee will also set threshold levels, middle levels and maximum levels within each Target. If actual results for Sales or Earnings for a Year are between specified Target levels, the Committee will interpolate the value of any Award on an arithmetic proportionate basis.

     A Participant whose employment is terminated during a Year due to death, Disability, Retirement or elimination of his position with the company will receive the pro rata portion of the Award which he would have otherwise received had he remained in the employ of the company. Unless the Committee otherwise determines, a Participant whose employment is terminated for any other reason shall forfeit all interest in his Award.

ADMINISTRATION

     The Bonus Plan will be administered by the Committee. The Committee is authorized and has complete discretion to formulate policies and to establish rules and regulations for the administration of the Bonus Plan and to set or establish the Targets. Awards will be paid under the Bonus Plan only with the approval of the Committee. The Committee can reduce or eliminate the payment of any Award. The Committee cannot increase the amount of any Award.

PARTICIPANTS

     The Bonus Plan provides that Key Associates are eligible to participate. The term Key Associates includes any employee holding the position of chairman, chief executive officer, president, executive vice president, senior vice president or vice president. The Committee can also select any other associate who is an officer of the company or its subsidiaries to participate in the Bonus Plan. It is impossible at this time to determine who among the eligible associates may be selected to be participants in the Bonus Plan in the future. It is expected, however, that these determinations will be made on the basis of the associate's responsibilities and present and potential contribution to the success of the company and its subsidiaries as indicated by the Committee's evaluation of such associate's position. The Bonus Plan will cover only corporate officers (14 participants) for fiscal 1999.

CHANGE IN CONTROL

     Participants in the Bonus Plan are parties to change of control employment agreements with the company which are effective only upon a change of control of the company. The Bonus Plan provides that any provision of the plan which would result in a loss or reduction of an Award will be subject to and superseded by the provisions of the Change of Control Agreements. For a description of these agreements see "Employment Agreement, Termination of Employment and Change in Control Arrangements -- Change of Control Employment Agreements."

NEW PLAN BENEFITS

     The following table sets forth the bonus amounts to be received by named executive officers who are participants in the Bonus Plan and the other specified groups for the fiscal year ending December 25, 1999, assuming the Bonus Plan is approved by the shareholders. These amounts have been calculated assuming that the Earnings Per Share Target has been met for fiscal 1999 and the middle threshold targets on Sales and Earnings have been met. The following table is for information purposes only, the company cannot predict whether any Targets will be met for fiscal 1999 or whether any bonuses will be paid under the Bonus Plan for fiscal 1999.

                                                                BONUS PLAN
                     NAME AND POSITION                         DOLLAR VALUE
                     -----------------                         ------------
Mark S. Hansen, Chairman and CEO............................    $  562,500
William J. Dowd, President and COO..........................       321,800
E. Stephen Davis, EVP -- Food Distribution..................       196,200
Executive Group.............................................     1,734,300
Non-Executive Director Group( 1)............................            --
Non-Executive Officer Employee Group........................       336,300


---------------


(1) Non-Executive Directors are not eligible to participate in the Bonus Plan.


EFFECTIVE DATE

     The effective date of the Bonus Plan is December 27, 1998, upon approval of the shareholders at this annual meeting.

AMENDMENTS

     The Bonus Plan may be amended, suspended or terminated at any time at the sole discretion of the Committee. The Committee may revise the various rates and percentages as provided in the plan from time to time with respect to any future Year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FLEMING COMPANIES, INC. CORPORATE OFFICER INCENTIVE PLAN.

                                 PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the audit and finance committee, the board of directors has reappointed Deloitte & Touche LLP as independent auditors for 1999 and is requesting ratification by the shareholders. Deloitte & Touche LLP has audited the consolidated financial statements since 1967.

     Services performed by Deloitte & Touche LLP for the 1998 fiscal year included, among others, the audit of annual financial statements and consultations concerning various tax and accounting matters. Representatives of Deloitte & Touche LLP will attend the meeting, have the opportunity to make a statement if they so desire, and be available to answer questions.

     Ratification of the appointment of independent auditors requires the affirmative vote by the holders of a majority of the shares of common stock present, or represented, and entitled to vote at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                 SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than ten percent of common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the company. Such persons are also required by applicable regulations to furnish the company with copies of all Section 16(a) forms they file. To the company's knowledge, based solely on a review of the copies of such reports furnished to the company and written representations that no other reports were required to be filed, during 1998 all
Section 16(a) filing requirements were met.

SHAREHOLDER PROPOSALS


     Any proposals of shareholders intended to be presented at the 2000 annual meeting must be submitted in writing to the secretary of the company at its principal executive offices and must be received not later than December 6, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to the meeting. For any other proposal that a shareholder wishes to have considered at the 2000 annual meeting, the company must receive written notice of such proposal during the period beginning February 18, 2000 and ending March 20, 2000. Proposals which are not received by the dates specified will be considered untimely. In addition, proposals must comply with the company's bylaws and the rules and regulations of the Securities and Exchange Commission.


OTHER BUSINESS

     The board of directors knows of no business which will be presented for action at the meeting other than that described in the notice of annual meeting. If other matters come before the meeting, the proxies will be voted according to the judgment of the persons named on the proxy card.

     It is important that the proxies be returned promptly. Therefore, shareholders who do not expect to attend the annual meeting in person are requested to complete and return the proxy card as soon as possible.

                                              By Order of the Board of Directors

                                              David R. Almond
                                              Senior Vice President
                                              General Counsel and Secretary

                                                                       EXHIBIT A

                            FLEMING COMPANIES, INC.

                           1999 STOCK INCENTIVE PLAN

                            FLEMING COMPANIES, INC.
                           1999 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

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ARTICLE I            PURPOSE.....................................................   A-1
  Section 1.1        Purpose.....................................................   A-1
  Section 1.2        Establishment...............................................   A-1
  Section 1.3        Shares Subject to the Plan..................................   A-1
ARTICLE II           DEFINITIONS.................................................   A-1
ARTICLE III          ADMINISTRATION..............................................   A-7
  Section 3.1        Administration of the Plan; the Committee...................   A-7
  Section 3.2        Committee to Make Rules and Interpret Plan..................   A-8
ARTICLE IV           GRANT OF AWARDS; DIRECTORS' RESTRICTED STOCK
                     AWARDS; SHARES SUBJECT TO THE PLAN..........................   A-8
  Section 4.1        Committee to Grant Awards to Eligible Associates............   A-8
  Section 4.2        Directors' Restricted Stock Awards..........................   A-9
ARTICLE V            ELIGIBILITY.................................................   A-9
ARTICLE VI           STOCK OPTIONS...............................................  A-10
  Section 6.1        Grant of Options............................................  A-10
  Section 6.2        Conditions of Options.......................................  A-10
ARTICLE VII          RESTRICTED STOCK AWARDS.....................................  A-11
  Section 7.1        Grant of Restricted Stock Awards............................  A-11
  Section 7.2        Conditions of Restricted Stock Awards.......................  A-12
ARTICLE VIII         ISSUANCE OF DIRECTORS' RESTRICTED STOCK.....................  A-12
  Section 8.1        Issuance and Number of Shares of Restricted Stock...........  A-12
  Section 8.2        Restricted Stock Held in Escrow; Vesting; Forfeiture........  A-13
          (a)        Certificates................................................  A-13
          (b)        Dividends and Voting........................................  A-13
          (c)        Vesting.....................................................  A-13
          (d)        The Accountant..............................................  A-14
          (e)        Other Restrictions..........................................  A-14
          (f)        Forfeiture..................................................  A-14
          (g)        Securities Laws.............................................  A-14
  Section 8.3        Escrow Agent................................................  A-14
  Section 8.4        Restrictions on Alienation of Benefits......................  A-14
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ARTICLE IX           SETTLEMENT OF DIRECTORS' RESTRICTED STOCK ACCOUNTS..........  A-15
  Section 9.1        Settlement of Restricted Stock Accounts.....................  A-15
  Section 9.2        Distribution of Directors' Restricted Stock.................  A-15
  Section 9.3        Beneficiaries...............................................  A-15
ARTICLE X            STOCK ADJUSTMENTS...........................................  A-15
ARTICLE XI           GENERAL.....................................................  A-16
  Section 11.1       Amendment or Termination of Plan............................  A-16
  Section 11.2       Termination of Employment; Termination of Service...........  A-16
  Section 11.3       Limited Transferability -- Options..........................  A-17
  Section 11.4       Withholding Taxes...........................................  A-18
  Section 11.5       Dividends and Dividend Equivalents -- Awards................  A-18
  Section 11.6       Change of Control...........................................  A-18
  Section 11.7       Amendments to Awards........................................  A-18
  Section 11.8       Regulatory Approval and Listings............................  A-18
  Section 11.9       Right to Continued Employment...............................  A-19
  Section 11.10      No Right to Continue as a Director..........................  A-19
  Section 11.11      Reliance on Reports.........................................  A-19
  Section 11.12      Construction................................................  A-19
  Section 11.13      Governing Law...............................................  A-19
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                                   ARTICLE I

                                    PURPOSE

     SECTION 1.1 Purpose. This 1999 Stock Incentive Plan (the "Plan") is established by Fleming Companies, Inc. (the "Company") to create incentives which are designed to motivate participants ("Eligible Associates" and "Eligible Directors") to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Eligible Associates (the "Stock Incentive Feature") and the issuance of Directors' Restricted Stock to Eligible Directors in lieu of his Base Compensation (the "Directors' Stock Feature") subject to the conditions set forth in the Plan.

     SECTION 1.2 Establishment. The Stock Incentive Feature is effective as of November 30, 1998 and for a period of ten years thereafter. The Directors' Stock Feature shall be effective July 1, 1999 and for a period of five and one-half years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and the issuance of Directors' Restricted Stock and administration of the Plan have been settled.

     The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards of Options under the Stock Incentive Feature may be granted to Eligible Associates, but no such Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void. No Directors' Restricted Stock Awards will be made and no Eligible Director shall receive shares of Directors' Restricted Stock in lieu of his Base Compensation until after the shareholders shall have approved the Plan.

     SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock to Eligible Associates and grants of Two Hundred Thousand (200,000) shares of Directors' Restricted Stock to Eligible Directors.

                                   ARTICLE II

                                  DEFINITIONS

     SECTION 2.1 "Accountant" means the office of the Company's independent certified public accountant located in the city where the Company's principal executive offices are located.

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     SECTION 2.2  "Award" means, individually or collectively, any Option or
Restricted Stock Award granted under the Stock Incentive Feature to an Eligible Associate by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     SECTION 2.3 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.4 "Base Compensation" means the annual retainer paid to Eligible Directors under the Directors' Plan.

     SECTION 2.5 "Beneficiary" shall mean that person or persons designated by an Eligible Director in accordance with Section 9.3 who may be entitled to receive such Eligible Director's Directors' Restricted Stock in the event of the death of the Eligible Director.

     SECTION 2.6  "Board" means the Board of Directors of the Company.

     SECTION 2.7  "Change of Control Event" means each of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to authority granted in any rights agreement to which the Company is a party (the "Rights Agreement") lowers the acquisition threshold percentages set forth in such Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y), and (z) of subsection (c) of this Section 2.7; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent

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

     Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation or acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be
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     beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company.

     SECTION 2.8 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     SECTION 2.9   "Committee" shall have the meaning set forth in Section 3.1.

     SECTION 2.10 "Common Stock" means the common stock, par value $2.50 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article X.

     SECTION 2.11 "Company" means Fleming Companies, Inc., an Oklahoma corporation.

     SECTION 2.12 "Compensation Committee" means the Compensation and Organization Committee of the Board.

     SECTION 2.13 "Controller" means the controller of the Company duly elected by the Board.

     SECTION 2.14 "Date of Grant" means the date on which the granting of an Award to an Eligible Associate is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.15 "Directors' Plan" means the Amended and Restated Directors' Compensation and Stock Equivalent Unit Plan adopted by the Board in February 1997.

     SECTION 2.16 "Directors' Restricted Stock" means shares of Common Stock which an Eligible Director has earned as provided in Article VIII of the Plan.

     SECTION 2.17 "Directors' Restricted Stock Account" shall mean the account of an Eligible Director established with the Escrow Agent under the Escrow.

     SECTION 2.18 "Directors' Restricted Stock Award" shall mean the issuance of Directors' Restricted Stock under Article VIII of the Plan.

     SECTION 2.19 "Directors' Stock Feature" shall have the meaning set forth in Section 1.1.

     SECTION 2.20 "Eligible Associate" means any key associate of the Company or a Subsidiary.

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

     SECTION 2.21 "Eligible Director" means any member of the Board who is also not an associate of the Company.

     SECTION 2.22 "Escrow" means that separate arrangement under which Directors' Restricted Stock will be held pending distribution to the Eligible Director on Vesting or as otherwise provided in the Plan.

     SECTION 2.23  "Escrow Agent" means the Secretary.

     SECTION 2.24 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     SECTION 2.25 "Executive Officer Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

     SECTION 2.26 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/ National Market System, the average of the highest and lowest sales prices of the Common Stock as reported by such stock exchange or exchanges or the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     SECTION 2.27 "Fiscal Year" means a year comprised of 13 Periods ending on the last Saturday in December in each such year.

     SECTION 2.28  "GAAP" means Generally Accepted Accounting Principles.

     SECTION 2.29 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

     SECTION 2.30 "Net Earnings From Operations" means the net sales of the Company for the period or duration of the determination, calculated in accordance with GAAP, as applied by the Company on a consistent basis, minus the total costs and expenses for such period determined in accordance with GAAP, as applied by the Company on a consistent basis, excluding extraordinary items of revenue and expense and excluding revenue and expense items related to strategic plan implementation.

     SECTION 2.31 "Non-Executive Officer Participants" means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

     SECTION 2.32 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

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

     SECTION 2.33 "Option" means an Award granted under Article VI of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.34 "Participant" means an Eligible Associate of the Company or a Subsidiary to whom an Award has been granted by the Committee under the Stock Incentive Feature or an Eligible Director who is entitled to receive Directors' Restricted Stock under the Directors' Stock Feature.

     SECTION 2.35 "Period" means any of 13 periods in any Fiscal Year, each containing four weeks, as established by the Company for accounting purposes.

     SECTION 2.36  "Plan" means Fleming Companies, Inc. 1999 Stock Incentive
Plan.

     SECTION 2.37 "Regular Award Committee" means a committee comprised of the Company's chief executive officer and the Company's senior executive officer for human resources.

     SECTION 2.38 "Restricted Stock Award" means an Award granted to an Eligible Associate under Article VII of the Plan.

     SECTION 2.39 "Secretary" means the corporate secretary of the Company duly elected by the Board.

     SECTION 2.40  "Stock Incentive Feature" shall have the meaning set forth in
Section 1.1.

     SECTION 2.41 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

     SECTION 2.42 "Termination of Service" means termination of service as a Director under any of the following circumstances:

     (1) Where the Eligible Director voluntarily resigns or retires;

     (2) Where the Eligible Director is not re-elected (or elected in the case of an appointed director) to the Board by the shareholders; or

     (3) Where the Eligible Director dies or is unable to serve as a Director by reason of disability.

     SECTION 2.43 "Vest" or "Vesting" or "Vested" shall have the meaning set forth in Section 8.2(c).

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                                  ARTICLE III

                                 ADMINISTRATION

     SECTION 3.1 Administration of the Plan; the Committee. For purposes of administration, the Stock Incentive Feature shall be deemed to consist of two separate stock incentive plans, a "Non-Executive Officer Participant Plan" which is limited to Non-Executive Officer Participants and an "Executive Officer Participant Plan" which is limited to Executive Officer Participants. Except for administration and the category of Eligible Associates eligible to receive Awards under the Stock Incentive Feature, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical.

     The Non-Executive Officer Participant Plan shall be administered by both the Regular Award Committee and the Compensation Committee. The Regular Award Committee may only act within guidelines established by the Compensation Committee. The Executive Officer Participant Plan and the Directors' Stock Feature shall be administered by the Compensation Committee. With respect to the Non-Executive Officer Participant Plan and to decisions relating to Non-Executive Officer Participants, including the grant of Awards, the term "Committee" shall mean both the Regular Award Committee and the Compensation Committee; and with respect to the Executive Officer Participant Plan and to decisions relating to the Executive Officer Participants, including the granting of Awards, and with respect to any decisions relating to the administration of the Directors' Stock Feature, the term "Committee" shall mean only the Compensation Committee.

     Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Eligible Associates to participate in the Stock Incentive Feature and determine the eligibility of Directors to be Eligible Directors and to participate in the Directors' Stock Feature.

          (b) Determine the time or times when Awards will be made.

          (c) Determine the form of an Award, whether an Option or a Restricted Stock Award, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and

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

     conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (d) Determine whether Awards will be granted singly or in combination.

          (e) Accelerate the vesting, exercise or payment of an Award and the award of Directors' Restricted Stock or the performance period of an Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards or the issuance of Directors' Restricted Stock and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

              GRANT OF AWARDS; DIRECTORS' RESTRICTED STOCK AWARDS;
                           SHARES SUBJECT TO THE PLAN

     SECTION 4.1 Committee to Grant Awards to Eligible Associates. The Committee may, from time to time, grant Awards to one or more Eligible Associates, provided, however, that:

          (a) Subject to Article X, the aggregate number of shares of Common Stock made subject to the Award of Options to any Eligible Associate in any Fiscal Year of the Company may not exceed 275,000.

          (b) Subject to Article X, in no event shall more than 300,000 shares of Common Stock subject to the Plan be awarded to Eligible Associates as Restricted Stock Awards (the "Restricted Stock Award Limit").

          (c) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the Restricted Stock Award Limit.

          (d) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

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          (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (f) The Compensation Committee shall from time to time establish guidelines for the Regular Award Committee regarding the grant of Awards to Eligible Associates.

          (g) Separate certificates representing Common Stock to be delivered to an Eligible Associate Participant upon the exercise of any Option will be issued to such Participant.

     SECTION 4.2 Directors' Restricted Stock Awards. The issuance of Director's Restricted Stock to Eligible Directors under Article VIII shall be automatic, provided, however, that:

          (a) Subject to Article X, in no event shall more than 200,000 shares of Common Stock subject to the Plan be issued to Eligible Director Participants as Directors' Restricted Stock.

          (b) Any Directors' Restricted Stock Award which is forfeited for any reason including failure to Vest shall be available again for grant under the Plan as Directors' Restricted Stock.

          (c) Common Stock delivered by the Company as Directors' Restricted Stock may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

          (d) Separate certificates representing Directors' Restricted Stock shall be delivered to the Eligible Directors upon Vesting.

                                   ARTICLE V

                                  ELIGIBILITY

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Associates those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

     Each Eligible Director shall be entitled to receive Directors' Restricted Stock under Article VIII of the Plan. If an Eligible Director subsequently becomes an associate (employee) of the Company (or any Subsidiary), but does not incur a Termination of Service, such Director shall (a) continue to be a Participant for Directors' Restricted Stock previously issued and (b) cease eligibility with respect to all future issuance of Directors' Restricted Stock.

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                                   ARTICLE VI

                                 STOCK OPTIONS

     SECTION 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Associates. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Eligible Associate Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     SECTION 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

          (a) Exercise Price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

          (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; or
     (iii) a combination of the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Eligible Associate Participant if (A) the broker-dealer has received from the Eligible Associate Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Eligible Associate Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Eligible Associate Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the disposition of such shares and (C) the broker-dealer and the Eligible Associate Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR,
     Part 220 and any successor rules and regulations applicable to such exercise.

          (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

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

          (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option;
     (ii) the minimum periods during which Participants must be employed by the Company or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture;
     (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

          (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of
     Section 422 of the Code, including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000.

          (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

          (g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

                                  ARTICLE VII

                            RESTRICTED STOCK AWARDS

     SECTION 7.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Associate. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 7.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

          (a) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company or a Subsidiary for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided, however, all Restricted Stock Awards shall have a minimum Restriction Period of at least one year from the Date of Grant. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. The Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

          (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VIII

                    ISSUANCE OF DIRECTORS' RESTRICTED STOCK

     SECTION 8.1 Issuance and Number of Shares of Restricted Stock. Each Eligible Director shall be awarded annually, in lieu of the cash annual retainer and the stock equivalent units payable for services to be rendered by him as a Director of the Company under the Directors' Plan, shares of Company Common Stock with the attributes and restrictions as provided in the Plan (the "Directors' Restricted Stock"). There shall be credited to the Directors' Restricted Stock Account (i) on or about July 1, 1999 1,750 shares of Directors' Restricted Stock for the year 1999 and (ii) 3,500 shares of Directors' Restricted Stock on or about the 15th day of March of each calendar year for a period of 5 years thereafter. Persons who become Eligible Directors during the term of the Directors' Stock Feature by appointment of the Board or election by the shareholders shall receive an award of their pro rata share of Directors' Restricted Stock on or about the 15th day of March next succeeding such appointment or election, determined by multiplying 3,500 by a fraction the numerator of which is the number of days remaining in the year of appointment or election and the denominator of which is 365 except for the year 1999. For the year 1999, persons who become Eligible Directors prior to July 1, 1999 shall be an Eligible Director for all purposes under the Directors Stock Feature. Persons who become Eligible Directors on or after July 1, 1999 and prior to January 1, 2000 shall receive an award of their pro rata share of Directors' Restricted Stock determined by multiplying 1,750 by a fraction the numerator of which is the number of days remaining in the year 1999 from such appointment or election, and the denominator of which is 182. Each award of Directors' Restricted Stock shall contain such terms, restrictions, attributes and conditions as set forth in Section 8.2.

     SECTION 8.2 Restricted Stock Held in Escrow; Vesting; Forfeiture. The Committee shall cause a certificate to be delivered to the Escrow Agent (appointed pursuant to Section 8.3 below) registered in the name of the Eligible Director for the total number of shares of Directors' Restricted Stock represented by his award in accordance with the following terms, attributes and conditions:

          (a) Certificates. Any such certificate shall be legended to indicate that the shares of Directors' Restricted Stock represented by such certificate are subject to the terms and conditions of the Plan.

          (b) Dividends and Voting. All Directors' Restricted Stock held by the Escrow Agent shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes, and the Eligible Director shall receive all cash dividends thereon and shall have the right to vote such shares provided that the right to receive such dividends and to vote such shares shall forthwith terminate with respect to unvested shares of Directors' Restricted Stock of any Eligible Director whose grant has been forfeited as provided in this Plan.

          (c) Vesting. With respect to each Eligible Director, shares of Directors' Restricted Stock held by the Escrow Agent shall fully vest and be nonforfeitable on the date which is five years from the date of the award if the Company's Net Earnings From Operations for the 13 full Periods preceding the date of such determination exceed the Company's Net Earnings From Operations for Fiscal Year 1998 by at least 10%, such date being herein sometimes referred to as the date the shares of Directors' Restricted Stock "Vest" or "Vesting" occurs or shares of Directors' Restricted Stock become "Vested." Provided, however, with the consent of the Committee following request by an Eligible Director, the Vesting of shares of Directors' Restricted Stock may be accelerated in whole or in part to the date of an Eligible Director's Termination of Service if the Company's Net Earnings From Operations for the 13 full Periods preceding his Termination of Service exceed the Company's Net Earnings From Operations for Fiscal Year 1998 by at least 10%. As such

     Directors' Restricted Stock shall Vest in accordance with this Plan, the Escrow Agent shall deliver to such Participant or his respective Beneficiary (in the case of the Eligible Director's death) certificates representing such Vested shares of Directors' Restricted Stock as provided in Section 9.2. As a condition precedent to delivering a certificate representing shares of Directors' Restricted Stock to the Escrow Agent, the Committee may require each Eligible Director to deliver to the Escrow Agent a duly executed irrevocable stock power or powers (in blank) covering the Directors' Restricted Stock represented by such certificate.

          (d) The Accountant. The Controller of the Company shall determine the Net Earnings From Operations whenever the occasion for such determination is required. Any Eligible Director, however, may request the Committee to engage the Accountant to verify the Controller's determination whose verification or independent determination, as the case may be, shall be conclusive and binding on the Company, the Committee and the Eligible Directors.

          (e) Other Restrictions. In addition to Vesting, while Directors' Restricted Stock is held in Escrow and until such Directors' Restricted Stock has become fully Vested, it shall also be subject to the restrictions set forth in Section 8.4 of the Plan.

          (f) Forfeiture. Shares of Directors' Restricted Stock which are not Vested in accordance with Section 8.2(c) shall be forfeited and will again become subject to the terms of the Directors' Stock Feature. Certificates representing unvested shares of Directors' Restricted Stock held by the Escrow Agent for the benefit of any Eligible Directors whose grant (to the extent then unvested) has been forfeited shall be returned (together with the related stock power) by the Escrow Agent to the Company.

          (g) Securities Laws. The Company shall have no liability to issue any Directors' Restricted Stock hereunder unless such Directors' Restricted Stock and issuance thereof comply with all applicable federal or state securities laws and all other applicable laws.

     SECTION 8.3 Escrow Agent. The Secretary is hereby designated as the Escrow Agent for the Escrow. The Committee shall have the power to remove the Secretary from the position of Escrow Agent and to appoint a substitute or successor Escrow Agent. The out-of-pocket expenses of the Escrow Agent shall be paid by the Company subject to approval of the Committee. The Escrow Agent shall not be entitled to any fees or commission for such services. The Escrow Agent shall not incur liability for any action taken pursuant to the Plan or any issuance of Directors' Restricted Stock made thereunder so long as the Escrow Agent acts in good faith in accordance with the instructions of the Committee. The Escrow Agent shall disburse all cash dividends he receives to the Eligible Directors and shall hold the Directors' Restricted Stock until the stock has Vested and he is directed by the Committee to deliver such certificates to the Eligible Director.

     SECTION 8.4 Restrictions on Alienation of Benefits. Directors' Restricted Stock Awards shall not be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, gift, pledge, encumbrance, disposition, hypothecation, levy, execution or the claims of creditors, either voluntarily or involuntarily, as long as such award has not vested. Any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, gift, pledge, encumber, dispose, hypothecate, levy or execute on the same such Directors' Restricted Stock shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable.

                                   ARTICLE IX

               SETTLEMENT OF DIRECTORS' RESTRICTED STOCK ACCOUNTS

     SECTION 9.1 Settlement of Restricted Stock Accounts. When an Eligible Director's Directors' Restricted Stock is Vested, the Company will settle an Eligible Directors' Restricted Stock Account in the manner described in Section
9.2 as soon as administratively feasible.

     SECTION 9.2 Distribution of Directors' Restricted Stock. Each Eligible Director shall specify at the time he becomes an Eligible Director (or in the case of the current Eligible Directors on or prior to July 1, 1999) the name and address of his Beneficiary as required by Section 9.3, which may be changed by the Eligible Director upon notice to the Committee. Upon Vesting of any shares of Directors' Restricted Stock and upon direction from the Committee, the Escrow Agent shall cause any restrictive legend to be removed from the certificates of Vested Directors' Restricted Stock and new certificates issued in accordance with federal and state securities laws to the Eligible Director (or his Beneficiary).

     SECTION 9.3 Beneficiaries. Each Eligible Director may designate, on a form provided by the Committee, one or more Beneficiaries to receive his shares of Directors' Restricted Stock described in Section 8.1 in the event of such Eligible Director's death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Eligible Director or his legal representative and filed with the Committee prior to the Eligible Director's death.

                                   ARTICLE X

                               STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated or thereafter subject or which may become subject to any Award or any Directors' Restricted

Stock Award under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, or any Directors' Restricted Stock Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award or any Directors' Restricted Stock Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award or any Directors' Restricted Stock Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award or any Directors' Restricted Stock Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE XI

                                    GENERAL

     SECTION 11.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X) or materially modify the requirements as to eligibility of Eligible Associates or Eligible Directors for participation in the Plan.

     SECTION 11.2 Termination of Employment; Termination of Service. If an Eligible Associate's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Eligible Associate's Award Agreement provides otherwise. The Committee shall (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and
(ii) determine the treatment of a Participant under the Plan in the event of his or her death, disability, retirement, or termination for an approved reason. The Committee shall also determine the method, if any, for accelerating the vesting or exercisability of any Options, or providing for the exercise of any unexercised Options in the event of an Eligible Associate's death, disability, retirement, or termination for an approved reason. In the event an Eligible Associate's employment is terminated due to retirement in accordance with the Company's retirement policies, unless the Eligible Associate's Award Agreement provides otherwise, the Eligible Associate shall have a period of three years following his date of retirement to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of retirement.

     In the event of a Termination of Service by an Eligible Director, the provisions of Section 8.2 of the Plan shall control. The Committee shall determine in its sole discretion when an Eligible Director has voluntarily resigned or retired or is unable to serve as a Director by reason of disability.

     SECTION 11.3 Limited Transferability -- Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options to be granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this
Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section
11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, subject to the foregoing provisions of this Section 11.3, Awards shall be transferable only by will or the laws of descent and distribution; however, no such transfer of an Award by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

     SECTION 11.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant or an Eligible Director to pay the amount of taxes required by law to be withheld from an Award or Directors' Restricted Stock Award by (i) directing the Company to withhold from any payment of the Award or Directors' Restricted Stock Award a number of shares of Common Stock having a Fair Market Value of the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes.

     SECTION 11.5 Dividends and Dividend Equivalents -- Awards. The Committee may choose, at the time of the grant of any Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest.

     SECTION 11.6 Change of Control. Awards granted under the Plan to any Eligible Associate may, in the discretion of the Committee, provide that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event. Directors' Restricted Stock Awards shall immediately vest upon the occurrence of a Change of Control Event without the action or intervention of the Committee.

     SECTION 11.7 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

     SECTION 11.8 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards and Directors' Restricted Stock Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

          (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

          (c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 11.9 Right to Continued Employment. Participation in the Plan shall not give any Eligible Associate any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary reserves the right to terminate any Eligible Associate at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Associate or any other individual any right to be selected as a Participant or to be granted an Award.

     SECTION 11.10 No Right to Continue as a Director. Nothing contained in this Plan will confer upon an Eligible Director any right to continue to serve as a Director.

     SECTION 11.11 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 11.12 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     SECTION 11.13 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

                                                                       EXHIBIT B

                            FLEMING COMPANIES, INC.

                        CORPORATE OFFICER INCENTIVE PLAN

                            (Adopted January 19, 1999)

                            FLEMING COMPANIES, INC.
                        CORPORATE OFFICER INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I     Name and Purpose of Plan....................................   B-1
              1.1  Name of Plan...........................................   B-1
              1.2  Purpose................................................   B-1
ARTICLE II    Definitions and Construction................................   B-1
              2.1  Definitions............................................   B-1
              2.2  Construction...........................................   B-3
ARTICLE III   Participation...............................................   B-3
              3.1  Selection for Participation............................   B-3
              3.2  Relationship to Change of Control Agreements...........   B-4
ARTICLE IV    Determination of Awards.....................................   B-4
              4.1  Determination..........................................   B-4
              4.2  Committee to Establish Targets.........................   B-4
ARTICLE V     Payment of Awards...........................................   B-5
              5.1  Date of Payment of Awards..............................   B-5
              5.2  Certain Terminations of Employment.....................   B-5
              5.3  Forfeiture, Reduction and Elimination of Awards........   B-5
              5.4  Awards Exceeding IRS Limits............................   B-5
ARTICLE VI    General Benefit Provisions..................................   B-6
              6.1  No Trust...............................................   B-6
              6.2  Withholding for Income and Employment Taxes............   B-6
              6.3  No Interest on Awards..................................   B-6
              6.4  Payments by the Company or Subsidiary..................   B-6
              6.5  Payment in Event of Death..............................   B-6
              6.6  Restriction on Alienation of Awards....................   B-6
              6.7  Expenses...............................................   B-7
              6.8  No Prior Right or Offer................................   B-7
              6.9  No Continued Employment................................   B-7
              6.10 No Vested Rights.......................................   B-7
              6.11 No Part of Other Benefits..............................   B-7
              6.12 Other Plans............................................   B-7
ARTICLE VII   Provisions Relating to Participants.........................   B-7
              7.1  Information Required of Participants...................   B-7
              7.2  Benefits Payable to Incompetents.......................   B-7

                                                                             PAGE
                                                                             ----
ARTICLE VIII  Administration..............................................   B-8
              8.1  The Committee Shall Administer the Plan................   B-8
              8.2  Claims Procedure.......................................   B-8
              8.3  Review Procedure.......................................   B-8
              8.4  Records and Reports....................................   B-8
              8.5  Rules and Decisions....................................   B-8
ARTICLE IX    Amendment and Termination...................................   B-9
              9.1  Right to Amend Plan....................................   B-9
              9.2  Right to Terminate Plan................................   B-9
ARTICLE X     Miscellaneous Provisions....................................   B-9
              10.1  Articles and Section Titles and Headings..............   B-9
              10.2  Laws of Oklahoma to Govern............................   B-9
              10.3  Effective Date of Plan; Shareholder Approval..........   B-9

                            FLEMING COMPANIES, INC.
                        CORPORATE OFFICER INCENTIVE PLAN

     FLEMING COMPANIES, INC., an Oklahoma corporation, hereby adopts the Fleming Companies, Inc. Corporate Officer Incentive Plan upon the following terms and conditions:

                                   ARTICLE I

                            NAME AND PURPOSE OF PLAN


     1.1 Name of Plan. This Plan shall be hereafter known as the Fleming Companies, Inc. Corporate Officer Incentive Plan.


     1.2 Purpose. The purpose of the Plan is to provide the Key Associates who are selected to be Participants under the Plan an incentive to motivate and financially reward such individuals by providing the opportunity to earn a bonus if certain Targets are met. The general objective of the Plan is to establish intense focus upon those performance criteria which are most critical to the Company's success in 1999 and thereafter. Certain primary goals of the Plan are to (i) attain substantial improvement in Sales, (ii) improve Earnings, (iii) provide a concrete and understandable linkage between performance, rewards and share value creation for the Company's stockholders, and (iv) encourage team work. The Plan is not an "employee benefit plan" under the Employee Retirement Security Act of 1974, as amended.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

          (a) Anniversary Date: The words "Anniversary Date" shall mean the last Saturday of December which is end of each Year of the Company.

          (b) Award: The word "Award" shall mean, with respect to any Participant, the amount of bonus calculated in accordance with Section 4.1 hereof.

          (c) Beneficiary: The word "Beneficiary" shall mean that person designated by the Participant pursuant to Section 6.5 hereof.

          (d) Base Salary: The words "Base Salary" shall mean the Participant's base salary as determined by the Committee for each Year of the Plan adjusted for salary merit increases or any salary decreases occurring during such Year.

          (e) Board: The word "Board" shall mean the Board of Directors of the Company.

          (f) Code: The word "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (g) Committee: The word "Committee" shall mean the Compensation and Organization Committee appointed by the Board which in accordance with
     Article VIII herein will administer the Plan.

          (h) Company: The word "Company" shall mean Fleming Companies, Inc., or its successor.

          (i) Disability: The word "Disability" shall have the meaning set forth in the Company's Long Term Disability Plan.

          (j) Earnings: The word "Earnings" shall mean, for the Year of determination of an Award, the consolidated gross revenues of the Company (excluding Extraordinary Revenue Items) computed in accordance with GAAP, consistently applied, from which shall be deducted an amount for such period equal to the aggregate of all consolidated expenses and other charges for such period (excluding Extraordinary Charge Items) and income taxes for such period computed in accordance with GAAP, consistently applied.

          (k) Earnings Per Share: The words "Earnings Per Share" shall mean, for the Year of determination of an Award, Earnings divided by the weighted average shares outstanding for a fully diluted earnings per share calculation as determined in accordance with GAAP consistently applied.

          (l) Effective Date: The words "Effective Date" shall mean December 27, 1998.

          (m) Employer: The word "Employer" shall mean the Company or any Subsidiary.

          (n) Extraordinary Charge Items: The words "Extraordinary Charge Items" shall mean for the Year of determination of an Award: (i) expense items and other charges as determined extraordinary in accordance with GAAP, consistently applied, as shall appear on the consolidated earnings statements of the Company for such Year; and (ii) expense items and other charges the Committee considers non-operating and by nature unusual or infrequent.

          (o) Extraordinary Revenue Items: The words "Extraordinary Revenue Items" shall mean for the Year of determination of an Award: (i) revenue items determined as extraordinary in accordance with GAAP, consistently applied, as shall appear on the consolidated earnings statements of the Company, and (ii) revenue items the Committee considers non-operating and by nature unusual or infrequent.

          (p)  GAAP:  "GAAP" shall mean Generally Accepted Accounting
     Principles.

          (q) Key Associate: The words "Key Associate" shall mean any full time employee of the Company or a Subsidiary who holds the position of Chairman, Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President or any other associate who is an officer of the Company or a Subsidiary and who is selected for participation in the Plan.

          (r) Participant: The word "Participant" shall mean a Key Associate who has been selected for participation in the Plan by the Committee.

          (s) Plan: The word "Plan" shall mean the "Fleming Companies, Inc. Corporate Officer Incentive Plan" as set forth in this instrument, and as hereafter amended from time to time.

          (t) Retirement: The word "Retirement" means the date that a Participant terminates employment in accordance with the Company's retirement policy after (i) attaining the age of at least 55 years and(ii) earning at least 10 years of employment service. Years of employment service will be determined by the Committee in their sole discretion on a reasonable and consistent basis for all Participants.

          (u) Sales: The word "Sales" shall mean for the Year of determination of an Award (i) minus (ii) where (i) is consolidated net sales of the Company as determined in accordance with GAAP consistently applied and (ii) is the sum of amounts included in (i) that represent bill-through sales, selected drop ship sales, selected direct store delivery sales, fees charged customers, transportation related fees and revenues, and miscellaneous revenues and income.

          (v) Subsidiary: The word "Subsidiary" shall mean any corporation consolidated with Company under GAAP.

          (w) Targets: The word "Targets" shall mean those performance goals established each Year by the Committee which require predetermined levels of Earnings Per Share, Sales and Earnings be met before an Award will be earned and payable. Targets for Sales and Earnings will consist of a threshold Target, middle Target and maximum Target.

          (x)  Year:  The word "Year" shall mean the fiscal year of the Company.

     2.2 Construction. The masculine gender, wherever appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                                  ARTICLE III

                                 PARTICIPATION

     3.1 Selection for Participation. A Key Associate must be selected by the Committee to be a Participant based on criteria determined by the Committee, which may include the Key Associate's overall job level and his ability to impact financial results of the Company or any Subsidiary. The Committee may add or remove Key Associates from the group of Participants at any time during each Year in its sole discretion.

     3.2 Relationship to Change of Control Agreements. If a Participant is a party to an employment agreement with the Company which is effective upon a "change of control" as such term is defined in the agreement (the "Change of Control Agreement"), any provision of this Plan which would result in a loss or reduction of an Award shall be subject to and superseded by the applicable provisions of the Change of Control Agreement.

                                   ARTICLE IV

                            DETERMINATION OF AWARDS

     4.1  Determination.

          (a) Award. For each Year, the Committee will determine the amount of each Participant's Award by selecting a designated percentage of the Participant's Base Salary which will be the amount which may be earned as an Award for such Year if the middle level Targets for the Year are met. The designated percentage of Base Salary may not be the same for each Participant. Awards will be determined by performance of the Company based on Earnings Per Share, Sales and Earnings. The Committee shall select the applicable Targets for each Year. Participants will have their Awards for each such Year based upon the same Targets.

          (b) Calculation of Award. For any Participant to be entitled to an Award, the Target level of Earnings Per Share for the applicable Year first must be attained or exceeded. Once the Target for Earnings Per Share for such Year has been achieved, then the Award will be weighted based on Sales and Earnings, as such weighting is determined each Year by the Committee.

     4.2 Committee To Establish Targets. The Committee in its sole and absolute discretion shall establish the Targets for each Year as well as any threshold level, middle level and maximum level within each Target. If the actual results for Sales or Earnings for a Year are between specified Target levels, the Committee shall interpolate the value of any Award on an arithmetic proportionate basis between such Targets. The determination of the Targets for one Year may or may not be applicable for any following Year. Further, it is the intent of the Company and the Committee that this Plan, the Awards and the Targets satisfy the requirements of Section 162(m) of the Code. Accordingly, the Committee will makes its determination as to the Targets and all other applicable provisions of the Plan as are necessary in order to attempt to have the Plan, the Awards and the Targets meet the requirements of Section 162(m) of the Code.

                                   ARTICLE V

                               PAYMENT OF AWARDS

     5.1 Date of Payment of Awards. Payment of Awards shall be made, in cash, as soon as practicable following the Anniversary Date of the Year which relates to the Award.

     5.2 Certain Terminations of Employment. Subject to Section 5.3 of the Plan, if, prior to the end of the Year for which he would have otherwise qualified for an Award, a Participant's employment with the Employer is terminated due to death, Disability, Retirement or elimination of his position with the Employer ("Approved Termination Events"), any Award which would otherwise have been paid for such Year assuming the Participant continued in the employ of the Employer for such Year, will be prorated based on the number of completed months of employment during the Year of the occurrence of the Approved Termination Event; and, payment will be made in accordance with the terms of this Plan.

     5.3 Forfeiture, Reduction and Elimination of Awards. Unless the Committee otherwise determines, if, prior to the end of the Year for which he would have otherwise qualified for an Award, a Participant's employment with the Employer is terminated for any reason other than the occurrence of an Approved Termination Event, the Participant, his Beneficiary and any other person will forfeit any interest which the Participant had in the Award. The Committee has the right, in its sole and absolute discretion, to reduce or eliminate any Award to any Participant in the event the Committee determines that amounts to be paid under the Award are excessive or are not warranted. While the Committee has the right to eliminate or reduce any Award, the Committee does not have the right to increase any Award or change the Targets which have been set for a particular Year except to the extent any Award is increased because of the exclusion of any Extraordinary Charge Items as determined by the Committee.

     5.4 Awards Exceeding IRS Limits. The Committee has the right to determine if any Award (or portion thereof) exceeds the limit as established under Section 162(m) of the Code so if paid it would not be deductible to the Company for federal income tax purposes (the "Excess Amount"). If the Committee makes this determination, the Committee may determine that such Excess Amount shall be paid to the affected Participant (i) as provided under this Plan, (ii) in a Year during which payment of such Excess Amount to the Participant would not result in the payment of an Excess Amount, or (iii) as rapidly as possible following the termination of employment of such Participant but made in a manner which does not result in an Excess Amount being paid. The Committee may or may not, in its sole discretion, credit interest with respect to any Excess Amounts if payment is deferred.

                                   ARTICLE VI

                           GENERAL BENEFIT PROVISIONS

     6.1 No Trust. No action under this Plan by the Company, its Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant or any other persons otherwise entitled to his Award. The status of the Participant and any other person entitled to his Award with respect to any liabilities assumed by the Company or any Subsidiary hereunder shall be solely those of unsecured creditors of the Company or such Subsidiary. Any asset acquired or held by the Company or any Subsidiary in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or any other person entitled to his Award or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be, and remain, a general, unpledged, unrestricted asset of the Company or such Subsidiary at all times subject to the claims of general creditors of the Company.

     6.2 Withholding for Income and Employment Taxes. Since all amounts to be paid under the Plan to a Participant are to be considered as compensation paid for services rendered by the Participant, the Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to any payments made under this Plan, and all Awards shall be subject to and reduced by the amount of such taxes.

     6.3  No Interest on Awards.  Unless determined by the Committee under
Section 5.4 hereof, all Awards to be paid hereunder will be paid without interest or investment earnings of any kind whatsoever.

     6.4 Payments by the Company or Subsidiary. The payments required to fund the cost of the Awards provided by the Plan shall be made solely by the Company or any Subsidiary whose Key Associates are participating in the Plan.

     6.5 Payment in Event of Death. In the event of the death of a Participant, the Participant's Award, if earned as provided in Section 5.2 above, shall be paid to the Beneficiary designated by the Participant on a form provided by the Committee, who is (i) an individual or a trust established for the benefit of an individual, and (ii) living on the date of the Participant's death, and if there is no Beneficiary then living, the benefit will be paid to the estate of the Participant and payment shall be made in a single lump sum. While a Participant is employed by the Employer, the Participant may change his Beneficiary by delivering to the Committee a properly executed form designating a new Beneficiary.

     6.6 Restriction on Alienation of Awards. No right or benefit under this Plan or under any Award shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

     6.7 Expenses. All expenses and costs in connection with adoption and administration of the Plan shall be borne by the Company.

     6.8 No Prior Right or Offer. No Key Associate shall have any contractual or other right to participate in the Plan until he is selected for participation by the Committee. No Award to any Participant in any Year shall be deemed to create a right to receive any Award or to participate in the Plan in any subsequent Year.

     6.9 No Continued Employment. Neither the establishment of the Plan nor the grant of an Award under the Plan shall be deemed to constitute an express or implied contract of employment of any Participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any Key Associate at any time.

     6.10 No Vested Rights. Except as expressly provided herein, no Key Associate or any other person shall have any claim or right (legal, equitable, or otherwise) to any Award, allocation or distribution of any right, title or vested interest in any amounts, and no officer or employee of the Company or any Subsidiary or any other person shall have any authority to make representations or agreements to the contrary.

     6.11 No Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company or any Subsidiary to its Key Associates. The Company assumes and shall have no obligation to Participants except as expressly provided in the Plan. This Plan is a complete statement of the terms and conditions of the Plan.

     6.12 Other Plans. Nothing contained herein shall limit the Company's power to grant other bonuses to Key Associates regardless of their participation in the Plan.

                                  ARTICLE VII

                      PROVISIONS RELATING TO PARTICIPANTS

     7.1 Information Required of Participants. Payment of Awards shall be made as provided in this Plan and no formal claim shall be required therefor.

     7.2 Benefits Payable to Incompetents. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to such person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of such person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

                                  ARTICLE VIII

                                 ADMINISTRATION

     8.1 The Committee Shall Administer the Plan. A member of the Committee may not be eligible to become a Participant in the Plan. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) establish Targets, (ii) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (iii) suspend or discontinue the Plan, (iv) establish policies and (v) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan. The Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan in its sole discretion. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

     8.2 Claims Procedure. The Committee shall in its sole discretion make all determinations as to the right of any person to benefits under the Plan. If any request for a benefit is wholly or partially denied, the Committee shall notify the person requesting the benefits, in writing, of such denial, including in such notification the following information:

          (a) the specific reason or reasons for such denial;

          (b) the specific references to the pertinent Plan provisions upon which the denial is based;

          (c) a description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

          (d) an examination of this Plan's review procedure with respect to denial of benefits.

     8.3 Review Procedure. Any Participant or Beneficiary whose claim has been denied in accordance with Section 8.2 above may appeal to the Committee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial. Such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Committee written issues and comments. Within 60 days after receipt of the request for review, the Committee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific references to those Plan provisions upon which the decision is based.

     8.4 Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with governmental laws and regulations.

     8.5 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, the Employer, the accountants of the Company or the legal counsel of the Company.

                                   ARTICLE IX

                           AMENDMENT AND TERMINATION

     9.1 Right to Amend Plan. The Plan may be amended by the Committee from time to time in any respect whatsoever. Any amendments may be made retroactively which in the judgment of the Committee are necessary or advisable.

     9.2 Right to Terminate Plan. The Committee expressly reserves the right to terminate this Plan in whole or in part at any time. The Company shall determine a proposed date of termination, and the Committee shall notify the Participants.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 Articles and Section Titles and Headings. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

     10.2 Laws of Oklahoma to Govern. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma.

     10.3 Effective Date of Plan; Shareholder Approval. This Plan shall be effective as of the Effective Date subject to approval by the holders of a majority of the Company's common stock having voting power in person or represented by proxy at the 1999 annual meeting of shareholders.

                                                                     EXHIBIT C-1

                        GUIDELINES FOR BOARD COMPOSITION

Size: Between 3 and 20 members (as set by Restated Certificate of Incorporation). Board chooses within those parameters.

Election:                      Board of directors to be elected annually*.

Mix: Maximum of 3 inside directors; must always be a majority of independent directors.

Independent Director:          Must offer to stand down at end of term following
                               change in occupation or profession that would diminish director's ability to contribute as a board member.

Inside Director:
  (Non-CEO)
                               Must offer to resign from board upon the earlier of either reaching age 65 or retirement, resignation, other termination from company, or downward revision of status in company.

Disability:                    Must stand down if suffering from disability or
                               ill health sufficiently serious to prevent active participation in board affairs over a sustained period.

Retirement from Board:         A director must retire from the board during the
                               month following his or her 70th birthday.

Attendance:                    If cumulative attendance at board and committee
                               meetings over two successive years falls below
                               60%, director must offer to stand down.
---------------

* Subject to Article Eight, as amended, of the Restated Certificate of Incorporation if amendment is approved at 1999 annual meeting.

                                  EXHIBIT C-2
                        GUIDELINES FOR BOARD CANDIDATES

1. A director should have the ability to apply good independent judgment to a business situation and should be able to represent broadly the interests of all the company's shareholders and constituencies. Board members should be recommended primarily on the basis of their qualification to meet these fundamental criteria.

2. A director must be free of any conflicts of interest which would interfere with his or her loyalty to the company and its shareholders. Those who have positions with or significant interests in competitors of the company may not be considered. To avoid even the appearance of a conflict of interest, members of legal firms which provide legal counsel to the company and representatives of investment banking houses, commercial banks or management consulting firms which have or are anticipated to have business relations with the company should not be considered.

3. In addition, the following criteria should be considered in recommending candidates for board membership, although these should not be applied rigidly:

     a.  Maturity and Experience

         A director should be mature and have practical or academic experience in business, economics, government or the sciences. Ideally, a director would have 15 or more years of experience including management responsibilities.

     b.  Geography

         Since the company's operations are primarily mainland United States in scope, it is desirable to have a balanced geographic representation with major geographic areas of the company's business being reflected on the board to the extent practicable.

     c.  Past Experience in Order of Preference

         (1) Chief executive officer, chief operating officer or senior executive officer of a public or substantial private company, preferably of an industrial, distribution or retailing company, with sales in excess of $500,000,000.

           (2) An educator from fields of business, economics or the sciences with management experience.

     d.  Women, Minorities and Special Interests

         Since a director represents broadly the interests of all the company's shareholders and constituencies, he or she should be chosen for his or her individual abilities and not be recommended based upon gender, minority group status or as a representative of any special interest group. However, it is desirable to have a cross section of backgrounds, and candidates otherwise qualified may be recommended with due consideration given to their gender, minority status or special interests.

                                                                       EXHIBIT D

                            FLEMING COMPANIES, INC.                   MARCH 1999
                              CORPORATE GOVERNANCE
                              STATEMENT OF POLICY

     THE PHILOSOPHY.

     The Company will operate pursuant to the highest possible ethical standards with integrity, propriety, and fairness, and in full compliance with the law. Each director and management associate is expected to conduct himself or herself at all times in accordance with these tenets. Every action by each director and management associate will be taken with full consideration for the interests and well-being, first, of all Company stockholders and, second, of all other Company stakeholders. Equal opportunity without qualification is the Company's policy in employment practices, in its daily management, and in its procurement and sale of goods and services. Discrimination will not be permitted based on race, color, religion, sex, age, disability status, national origin, citizenship, or Vietnam veteran status.

     THE STANDARDS.

     The Governance Committee of the Board has adopted and will administer the following Corporate Governance Standards for the guidance of the Company:

 1. The Board will operate in accordance with a statement of Requirements of Management and Directors attached hereto as Attachment I.

 2. The Chairman of the Compensation and Organization Committee (the "Compensation Committee") shall conduct a performance appraisal review with the CEO at least annually. In connection with the annual review the Chairman shall seek consultation with, and request information from, the other members of the Compensation Committee and other independent directors.

 3. The Board will annually review and approve a three-year strategic plan and a one-year operating plan for the Company.

 4. All directors will stand for election annually*.

 5. The Board believes that as a general rule, former Company associates should not serve on the Board; provided, however, this standard shall not apply to former Company associates five years after he/she has no longer been an associate.

 6. The Audit and Finance Committee ("Audit Committee") and the Compensation Committee shall consist entirely of independent directors.

---------------

* Subject to Article Eight, as amended, of the Restated Certificate of Incorporation if amendment is approved at 1999 annual meeting.

 7. The Board will appoint all committee members of the designated standing committees of the Board (Audit Committee, Compensation Committee, Nominating Committee and the Governance Committee) upon the recommendation of the Governance Committee. The intent will be to rotate various members of the Board through various committees so that each independent member of the Board has an opportunity to become more experienced about the internal operations and affairs of the Company.


 8. The Governance Committee will annually assess Board and committee effectiveness through the use of the "Board Evaluation" questionnaire attached hereto as Attachment II. Each independent member of the Board will be required to complete the questionnaire annually. The questionnaires shall become a part of the permanent records of the Company and maintained by the Company's corporate secretary.

 9. Whenever feasible, directors will receive materials well in advance of meetings for items to be acted upon. In addition, independent directors shall meet outside of the presence of non-independent directors from time to time as deemed appropriate.

10. Interlocking directorships will not be allowed. (An interlocking directorship would occur if a Fleming director or officer served on the board of company X and a director or an officer of company X served on the Fleming Board, or if a major supplier or customer served on Fleming's Board.) Joint ventures will be permitted between the Company and independent Board members subject to approval by the Board and Securities and Exchange Commission disclosure rules.


11. Directors are required to own at least 1,000 shares of Fleming common stock within one year of election (by the Board or the stockholders) and 12,000 shares within four years of such election. A substantial portion of each independent director's annual compensation shall be paid in Fleming common stock or its equivalent.


12. Each director will retire upon the earlier of 30 days after reaching age 70 or upon his/her 15th anniversary as a director; provided, however, the 15 year limitation shall not apply to directors holding office upon the adoption by the Board of these standards.

13. Succession planning and management development will be reported annually to the independent directors by the CEO.

14. All corporate officers are required to own Fleming common stock, with a value equal to a specified multiple of their base salary with the ownership requirements to be met over a five year period. The Compensation Committee will be responsible for setting the multiples on which the ownership requirements will be based.

15. Generally, management's incentive compensation will be linked directly and objectively to measured financial goals set in advance by the Compensation Committee; however, the Board recognizes that flexibility is important in determining compensation and that all management compensation may not be so linked.

16. Stock options will not be repriced (the exercise price for options will not be lowered even if the current market price of the stock is below the exercise price) and all stock option plans will be subject to stockholder approval.

17. All stockholders have equal voting rights except as may be provided by law, the Restated Certificate of Incorporation or, if applicable, under a share rights plan adopted by the Company.

18. These Corporate Governance standards have been developed and approved by the Board and will be reviewed by the Board and published at least annually and revised where appropriate.

                                  ATTACHMENT I

REQUIREMENTS OF MANAGEMENT AND DIRECTORS

     The Governance Committee shall direct the operation of the Company through management in accordance with the following Requirements of Management and Directors in order to enhance Board effectiveness:

           BOARD REQUIREMENTS                          FLEMING REQUIREMENTS
             OF MANAGEMENT                                 OF DIRECTORS
           ------------------                          --------------------
- Strong principled and ethical               - Represent and act in the best
  leadership.                                 interests of the stockholders.
- Develop strategies to deliver strong        - Critique and approve strategic and
  market franchises and build                   operating plans.
  stockholder wealth over the long term.
- Recommend appropriate strategic and         - Select, motivate, evaluate, and
  operating plans.                            compensate the CEO and all senior
                                                officers.
- Maintain effective control of               - Good understanding of strategies and
  operations.                                 the business.
- Measure performance against peers.          - Review succession planning and
                                                management development. (For
                                                independent directors only.)
- Assure sound succession planning and        - Advise and consult on key
  management development.                     organizational changes.
- Sound organizational structure.             - Careful study of Board materials and
                                                issues.
- Inform the Board regularly regarding        - Active, objective and constructive
  the status of key initiatives.                participation at meetings of Board
                                                and Committees.
- No surprises.                               - Assistance in representing Fleming to
                                              the outside world.
- Board meetings which are well-planned,      - Counsel on corporate issues.
  allow meaningful participating, and
  provide for timely resolution of
  issues.
- Advance Board materials which contain       - Good understanding of general
  the right amount of information and         economic trends and corporate
  are received sufficiently in advance          governance.
  of meetings.

                                 ATTACHMENT II

BOARD EVALUATION QUESTIONNAIRE

     This questionnaire shall be provided to each independent director on or about January 1 of each year and such directors shall complete the questionnaire by entering a number grade from 1 to 5 (where 1 is considered "poor" and 5 is considered "excellent") and written comments, where appropriate, as to each of the following 14 standards.

                     QUESTION                  POINTS
                     --------                  ------
 1.  The Board knows and understands the
     Company's vision, strategic precepts,
     strategic plan and operating plan.
                                               ------
 2.  The Board reflects its understanding of
     the Company's vision, strategic
     precepts, strategic plan, and operating
     plan in its discussions and actions on
     key issues throughout the year.
                                               ------
 3.  Board meetings are conducted in a manner
     which ensures open communication,
     meaningful participation, and timely
     resolution of issues.
                                               ------
 4.  Board materials contain the right amount
     of information, and Board members
     receive their materials sufficiently in
     advance of meetings.
                                               ------
 5.  Board members are diligent in preparing
     for meetings.
                                               ------
 6.  The Board reviews and adopts an annual
     operating budget and regularly monitors
     performance against it throughout the
     year.
                                               ------
 7.  The Board monitors the Company's income
     statement, balance sheet, and cash flow.
                                               ------
 8.  The Board reviews and adopts an annual
     capital budget and receives regular
     written or oral reports of performance
     against it throughout the year.
                                               ------
 9.  In tracking Company performance, the
     Board regularly considers the
     performance of peer companies.
                                               ------
10.  The Board reviews on at least an annual
     basis the performance of the CEO through
     the Compensation Committee.
                                               ------
11.  On an annual basis, the Board and/or the
     Compensation Committee will review the
     performance and ethics of the senior
     officers.
                                               ------
12.  The correlation between executive pay
     and Company performance will be reviewed
     on an annual basis by the Board and/or
     the Compensation Committee.
                                               ------
13.  On an annual basis, the independent
     directors shall review the succession
     plans for the CEO and key senior
     management.
                                               ------
14.  Each individual director standing for
     re-election will receive a performance
     review prior to his/her nomination from
     those members of the Governance
     Committee who are not standing for
     re-election. This assures that each
     director receives feedback from his
     fellow directors on his/her performance
     as a director.
                                               ------

The Governance Committee will analyze the numerical ratings and comments in detail and develop recommendations to enhance Board effectiveness. The Chairman of the Governance Committee shall present the assessments and recommendations to the full Board annually at its meeting immediately prior to the mailing of the proxy materials. The Governance Committee will oversee the process of implementing recommendations.

                                    P R O X Y

                            FLEMING COMPANIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1999
                                   10:00 a.m.

Mark S. Hansen or David R. Almond is hereby constituted the proxy of the undersigned with full power of substitution to represent and vote all shares of stock of the undersigned at the annual meeting of shareholders of Fleming Companies, Inc., to be held at the Radisson Plaza Hotel Minneapolis, 35 S. 7th Street, Minneapolis, Minnesota, on May 19, 1999 at 10:00 a.m., or at any adjournment thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK THE APPROPRIATE BOXES,
           SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                Please mark your
      [X]       votes as in this       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   example.

----------------------------------------------------------------------------------------------------------------------------------
                   FOR           WITHHOLD
               all nominees  authority to vote
               listed below  for all nominees
                                listed below                                                             FOR   AGAINST   ABSTAIN

1. Election of     [ ]             [ ]                                  2. Approval of an amendment      [ ]     [ ]       [ ]
   Directors                                                               to the company's restated
                                                                           certificate of incorporation
                                                                           to provide for the annual
                                                                           election of directors.

Nominees: Jack W. Baker, Edward C. Joullian III,                        3. Approval of the Fleming       [ ]     [ ]       [ ]
          and Alice M. Peterson                                            Companies, Inc. 1999 Stock
          (for three-year terms)                                           Incentive Plan.
                                                                                                         FOR   AGAINST   ABSTAIN
(INSTRUCTION: To withhold authority to vote for any individual
 nominee, write the nominee's name in the space provided below.)        4. Approval of the Fleming      [ ]     [ ]       [ ]
                                                                           Companies, Inc. Corporate
----------------------------------------------------------------           Officer Incentive Plan.

                                                                        5. Ratification of Deloitte &   [ ]     [ ]       [ ]
                                                                           Touche LLP as independent
                                                                           auditors for 1999.
---------------------------------------------------------------------------------------------------------------------------------

                                                                        THE PROXY WILL VOTE IN HIS DISCRETION, ON SUCH
                                                                        OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
                                                                        MEETING OR ANY ADJOURNMENT THEREOF.


                                                                        The shares represented by this proxy will be voted as
                                                                        specified, or if no direction is indicated, they will be
                                                                        voted "FOR" the election of the directors nominated by the board and "FOR" Proposals 2, 3, 4 and 5. The board of
                                                                        directors recommends a vote "FOR" each of these proposals.

                                                                        I RESERVE THE RIGHT TO REVOKE THIS PROXY AT ANY TIME
                                                                        BEFORE THE EXERCISE THEREOF.

SIGNATURE(S)                                                     DATE
            --------------------------------------------------        -----------

SIGNATURE(S)                                                     DATE
            --------------------------------------------------        -----------

Please sign exactly as name appears above, indicating official position or representative capacity.

FOR JOINT ACCOUNTS EACH OWNER SHOULD SIGN.